UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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2016	Notice of ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROXY STATEMENT SUMMARY	page 1

GENERAL INFORMATION	page 3

PROPOSALS TO BE VOTED ON	page 4

SECURITY OWNERSHIP	page 12

CORPORATE GOVERNANCE	page 14

EXECUTIVE OFFICERS	page 21

FINANCIAL	page 42

South Jersey Industries, Inc.
1 South Jersey Plaza,
Folsom, New Jersey 08037
Tel. (609) 561-9000
Fax (609) 561-8225

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:	April 29, 2016
TIME:	9:00 a.m., Eastern Time
PLACE:	The Westin Mount Laurel, The Grand Ballroom, 555 Fellowship Road, Mount Laurel, New Jersey 08054

To the Shareholders of South Jersey Industries

NOTICE IS HEREBY GIVEN that South Jersey Industries, Inc.’s (“Company” or “SJI”) Annual Meeting of Shareholders will be held at The Westin Mount Laurel, The Grand Ballroom, 555 Fellowship Road, Mount Laurel, New Jersey 08054, on April 29, 2016, at 9:00 a.m., Eastern Time, for the following purposes:

1.	To elect 10 director nominees who are named in the accompanying proxy statement (term expiring 2017).

2.	To hold an advisory vote to approve executive compensation.

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2016.

4.	To transact other business that may properly come before the meeting.

Voting can be completed in one of four ways:

returning the proxy card by mail	online at www.proxyvote.com

through the telephone at (609) 561-9000	attending the meeting to vote IN PERSON

The Board of Directors has fixed the close of business on February 29, 2016 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only shareholders of record on that date are entitled to notice of, and to vote at, the meeting.

You are cordially invited to attend the meeting. Attendance at the Annual Meeting will be limited to shareholders as of the record date, their authorized representatives and guests of SJI. If you plan to attend the meeting in person, you will need an admission ticket and a valid government issued photo ID to enter the meeting. For shareholders of record, an admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, please bring your account statement as that will serve as your ticket.

Whether or not you expect to attend the meeting, we urge you to vote your shares now. Please complete and sign the enclosed proxy card and promptly return it in the envelope provided or, if you prefer, you may vote by telephone or on the Internet. Please refer to the enclosed proxy card for instructions on how to use these options. Should you attend the meeting, you may revoke your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Senior Vice President, General Counsel & Corporate Secretary

Folsom, NJ

March 29, 2016

YOUR VOTE IS IMPORTANT. PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR ON THE INTERNET.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on April 29, 2016. The Proxy Statement, the Proxy Card and the Annual Report to Shareholders are available at www.sjindustries.com by clicking on Investors > Financial Reporting

Table of Contents

PROXY STATEMENT SUMMARY	1

GENERAL INFORMATION	3

Information about the Annual Meeting and Voting	3

PROPOSALS TO BE VOTED ON	4

Proposal 1 - Director Elections	4

Proposal 2 - Advisory Vote to Approve Executive Compensation	11

Proposal 3 - Ratification of Independent Accountants	12

SECURITY OWNERSHIP	12

Directors and Management	12

CORPORATE GOVERNANCE	14

The Board of Directors	14

Meetings of the Board of Directors and its Committees	15

Audit Committee Report	17

Compensation of Directors	18

Certain Relationships	20

EXECUTIVE OFFICERS	21

Compensation Discussion & Analysis	21

Executive Compensation Tables	34

FINANCIAL	42

Annual Report and Financial Information	42

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Date:	April 29, 2016
Time:	8:15 a.m. - doors will open to the public for continental breakfast
9:00 a.m. - meeting begins
10:00 a.m. - meeting adjourns
Place:	The Westin Mount Laurel, The Grand Ballroom
555 Fellowship Road
Mount Laurel, New Jersey 08054
Admission to the meeting:	Attendance at the Annual Meeting will be limited to shareholders as of the record date, their authorized representatives and guests of SJI. If you plan to attend the meeting in person, you will need an admission ticket and a valid government issued photo ID to enter the meeting. For shareholders of record, an admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, please bring your account statement as that will serve as your ticket.
Record Date:	February 29, 2016
Agenda:	• Election of 10 directors, each to serve a term of one year
• Approval, on an advisory basis, of executive compensation
• Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016
• Transaction of any other business that may properly come before the meeting
Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting Matters and the Board’s Recommendation

The following table summarizes the items that will be brought for a vote of our stockholders at the meeting, along with the Board’s recommendation as to how shareholders should vote on each of them.

Proposal No.	Description of Proposal	Board’s Recommendation
1	Election of 10 director candidates nominated by the Board, each to serve a one-year term	FOR
2	Approval, on an advisory basis, of executive compensation	FOR
3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016	FOR

In addition to these matters, shareholders may be asked to vote on such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting.

South Jersey Industries, Inc. - 2016 Proxy Statement	| 1

Proxy Statement Summary

Votes Required for Approval

The table below summarizes the votes required for approval of each matter to be brought before the annual meeting, as well as the treatment of abstentions and broker non-votes.

Proposal No.	Description of Proposal	Vote Required for Approval	Abstentions	Broker Non Votes
1	Election of directors	Majority of votes cast	No effect	Not taken into account
2	Executive compensation	Majority of votes cast	No effect	Not taken into account
3	Ratification of independent registered public accounting firm	Majority of votes cast	No effect	Not applicable

Director Nominees

The Board is currently comprised of: nine independent directors; our President and Chief Executive Officer is also a member of the Board. The following table provides summary information about each of the 10 director nominees, including whether the Board considers the nominee to be independent under the New York Stock Exchange’s independence standards and our Corporate Governance Guidelines. Each director is elected annually by a plurality of votes cast.

Name	Age	Director Since	Occupation	Independent	Positions/Committee Memberships
Sarah M. Barpoulis	51	2012	Owner of Interim Energy Solutions, LLC	Yes	1, 4
Thomas A. Bracken	68	2004	President, New Jersey Chamber of Commerce	Yes	3, 4*, 5
Keith S. Campbell	61	2000	Chairman of the Board, Mannington Mills, Inc.	Yes	2*, 3, 5
Victor A. Fortkiewicz	64	2010	Of Counsel, Cullen and Dykman, LLP	Yes	3, 4, 5*
Sheila Hartnett-Devlin, CFA	57	1999	Senior Vice President, American Century Investments	Yes	1*, 2, 3
Walter M. Higgins III	71	2008	Director, President and CEO at Ascendant Group Ltd. and Director, President and CEO of Bermuda Electric Light Company Limited	Yes	1, 3*
Sunita Holzer	54	2011	Executive Vice President, Chief Human Resource Officer, Realogy Holdings Corp.	Yes	2, 5
Joseph H. Petrowski	62	2008	Managing Partner and Founder, Mercantor Partners, LLC	Yes	1, 2, 3
Michael J. Renna	48	2014	President and CEO, South Jersey Industries	No
Frank L. Sims	65	2012	Retired, Corporate Vice President and Platform Leader, Cargill, Inc.	Yes	1, 4

Key to Committee Memberships

1	Audit Committee	4	Governance Committee
2	Compensation Committee	5	Corporate Responsibility Committee
3	Executive Committee	*	Committee Chairman

2 |	South Jersey Industries, Inc. - 2016 Proxy Statement

GENERAL INFORMATION

Information about the Annual Meeting and Voting

This statement is furnished on behalf of SJI’s Board of Directors to solicit proxies for use at its 2016 Annual Meeting of Shareholders. The meeting is scheduled for Friday, April 29, 2016, at 9:00 a.m. at The Westin Mount Laurel, 555 Fellowship Road, Mount Laurel, New Jersey. The approximate date proxy materials will be made available to shareholders is March 29, 2016. Copies of the proxy statement, proxy card and Annual Report to shareholders are available on our website at www.sjindustries.com under the heading “Investors”.

Proxy Solicitation

The Company bears the cost of this solicitation, which is primarily made by mail. However, the Corporate Secretary or company employees may solicit proxies by phone, fax, e-mail or in person, but they will not be separately compensated for these services. The Company may also use a proxy-soliciting firm at a cost not expected to exceed $6,000, plus expenses, to distribute to brokerage houses and other custodians, nominees, and fiduciaries additional copies of the proxy materials and Annual Report to Shareholders for beneficial owners of our stock.

Record Date

Only shareholders of record at the close of business on February 29, 2016 may vote at the meeting. On that date, the Company had 71,230,909 shares of Common Stock outstanding.

Shareholders are entitled to one vote per share on each matter to be acted upon.

Quorum and Vote Required

A quorum is necessary to conduct the meeting’s business. This means holders of at least a majority of the outstanding shares of Common Stock must be present at the meeting, either by proxy or in person. Shareholders elect Directors by a majority vote of all votes cast at the meeting. The other actions proposed herein require the affirmative vote of a majority of the votes cast at the meeting. The vote required to approve any other matter that may be properly brought before the Annual Meeting will be determined in accordance with the New Jersey

Business Corporation Act. Abstentions and broker non-votes will be treated as present to determine a quorum but will not be deemed to be cast and, therefore, will not affect the outcome of any of the shareholder questions. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting of Proxies and Revocation

Properly signed proxies received by the Company will be voted at the meeting. If a proxy contains a specific instruction about any matter to be acted on, the shares represented by the proxy will be voted according to those instructions. If you sign and return your proxy but do not indicate how to vote for a particular matter, your shares will be voted as the Board of Directors recommends. A shareholder who returns a proxy may revoke it at any time before it is voted by submitting a later-dated proxy or by voting by ballot at the meeting. If you attend the meeting and wish to revoke your proxy, you must notify the meeting’s secretary in writing prior to the proxy voting. If any other matters or motions properly come before the meeting, including any matters dealing with the conduct of the meeting, the persons named in the accompanying proxy card intend to vote the proxy according to their judgment. The Board of Directors is not aware of any such matters other than those described in this proxy statement.

Other Matters

Any proposal that a qualified shareholder of the Company wishes to include in the Company’s proxy statement to be sent to shareholders in connection with the Company’s 2017 Annual Meeting of Shareholders that is received by the Company after November 30, 2016 will not be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. To be included, proposals can be mailed to the Corporate Secretary at 1 South Jersey Plaza, Folsom, New Jersey 08037. To be a qualified shareholder, a shareholder must have owned at least $2,000 in market value of the Company’s securities for at least one year before the date of the proposal’s submission to the Company. In compliance with the Company’s bylaws, shareholders must provide the Company with at least 60 days, but no more than 90 days, notice prior to an announced annual meeting date of (i) business the shareholder wishes to raise at the meeting and (ii) persons, if any, the shareholder wishes to nominate for election as directors at that meeting.

The Board of Directors knows of no matters other than those set forth in the Notice of Annual Meeting of Shareholders to come before the 2016 Annual Meeting.

South Jersey Industries, Inc. - 2016 Proxy Statement	| 3

PROPOSALS TO BE VOTED ON

PROPOSAL 1 DIRECTOR ELECTIONS

At the Annual Meeting, 10 directors are to be elected to the Board of Directors to hold office for a one-year term. The Board nominated the following persons: Sarah M. Barpoulis, Thomas A. Bracken, Keith S. Campbell, Victor A. Fortkiewicz, Sheila Hartnett-Devlin, Walter M. Higgins III, Sunita Holzer, Joseph H. Petrowski, Michael J. Renna and Frank L. Sims. The Board of Directors currently consists of 10 members, all of whom are nominees. We do not anticipate that, if elected, any of the nominees will be unable to serve. If any should be unable to accept the nomination or election, the persons designated as proxies on the proxy card may vote for a substitute nominee selected by the Board of Directors.

In accordance with its Charter, the Governance Committee reviewed the education, experience, judgment, diversity and other applicable and relevant skills of each nominee, and determined that each nominee possesses skills and characteristics that support the Company’s strategic vision. The Governance Committee determined that the key areas of expertise include: corporate governance; enterprise leadership; financial (including accounting, finance, and “financial experts” as defined by the SEC); governmental and regulatory; human resources; public/shareholder relations; risk assessment/ management; strategy formation/execution and technical/industry. The Governance Committee concluded that the nominees possess expertise and experience in these areas, and the Board approved the slate of nominees. Based on their expertise and experience, the Governance Committee determined the following directors should be elected for the 2016 - 2017 term.

4 |	South Jersey Industries, Inc. - 2016 Proxy Statement

Proposal 1 Director Elections

Highlights of Director Nominees

South Jersey Industries, Inc. - 2016 Proxy Statement	| 5

Proposal 1 Director Elections

The Board of Directors recommends a vote “FOR” each of the following nominees:

Sarah M. Barpoulis
Age: 51
Director since: 2012
Owner of Interim Energy Solutions, LLC, Potomac, MD

Skills and Qualifications:

•	Director Barpoulis’ areas of expertise include corporate governance, risk assessment/management, strategy formation/execution and technical/industry.
•	Director Barpoulis is a financial expert as defined by the SEC.
•	She has also received a Certificate of Director Education from the National Association of Corporate Directors.

SJI Boards and Committees:

•	Governance Committee
•	Audit Committee
•	Director of South Jersey Energy Company
•	Executive Committee Member, SJI Midstream, LLC; South Jersey Energy Solutions, LLC; Marina Energy, LLC; South Jersey Energy Service Plus, LLC; and South Jersey Resources Group, LLC

Since 2003, Ms. Barpoulis has provided asset management and advisory services to the merchant energy sector through Interim Energy Solutions, LLC, a company she founded. From 1991 to February 2003 she held several positions with PG&E National Energy Group, Inc., now known as National Energy & Gas Transmission, Inc., last serving as Senior Vice President, Commercial Operations and Trading. Ms. Barpoulis serves on the following boards: Director, SemGroup Corporation; Director, Educare Washington, DC; and was previously a director of Reliant Energy, Inc.

Thomas A. Bracken
Age: 68
Director since: 2004
President, New Jersey Chamber of Commerce, Trenton, NJ

Skills and Qualifications:

•	Director Bracken’s areas of expertise and experience include corporate governance, enterprise leadership, governmental and regulatory, and public/shareholder relations.
•	Director Bracken is a financial expert as defined by the SEC.

SJI Boards and Committees:

•	Corporate Responsibility Committee
•	Executive Committee
•	Chairman of the Governance Committee
•	Director of South Jersey Gas Company

Mr. Bracken has served as president of the New Jersey Chamber of Commerce since February 2011; as president of TriState Capital Bank-New Jersey from January 2008 to February 2011; as president and CEO of Sun Bancorp, Inc. and its wholly owned subsidiary Sun National Bancorp, Inc., from 2001 to 2007; as executive director of the Public Sector Group, First Union Bank from 2000 to 2001; and, as executive vice president, head of Commercial and Governmental Banking for New Jersey, New York and Connecticut, First Union Bank from 1998 to 2000. Mr. Bracken is the former director of Rome Financial Corp.; former chairman, Economic Development Corporation of Trenton, Trenton, NJ; former chairman, New Jersey Chamber of Commerce; and former chairman, New Jersey Bankers Association. Currently, Mr. Bracken serves on the following boards: director and chairman, N.J. Alliance for Action Foundation; director, NJ Alliance for Action; director, Public Media NJ; director, Rutgers Cancer Institute of N.J. Foundation; director, Solix, Inc.; president, Bedens Brook Club; member, advisory board, Investors Bancorp.

6 |	South Jersey Industries, Inc. - 2016 Proxy Statement

Proposal 1 Director Elections

Keith S. Campbell
Age: 61
Director since: 2000
Chairman of the Board, Mannington Mills, Inc., Salem, NJ

Skills and Qualifications:

•	Director Campbell’s areas of expertise include corporate governance, enterprise leadership, human resources, and strategy formation/execution.

SJI Boards and Committees:

•	Corporate Responsibility Committee
•	Executive Committee
•	Chairman of the Compensation Committee
•	Director of South Jersey Energy Company
•	Executive Committee Member, SJI Midstream, LLC; South Jersey Energy Solutions, LLC; Marina Energy, LLC; South Jersey Energy Service Plus, LLC; and South Jersey Resources Group, LLC.

Mr. Campbell has served as chairman of the board for Mannington Mills, Inc. since 1995, as director on the Federal Reserve Bank of Philadelphia from 2008 to 2013 and as a director of Skytop Lodge, Inc. from 2000 to 2015. Mr. Campbell serves on the following board: board member, Rowan University, Glassboro, NJ.

Victor A. Fortkiewicz
Age: 64
Director since: 2010
Of Counsel, Cullen and Dykman, LLP, New York, NY

Skills and Qualifications:

•	Director Fortkiewicz’ areas of expertise include corporate governance, enterprise leadership, governmental and regulatory, and technical/industry.

SJI Boards and Committees:

•	Chairman of the Corporate Responsibility Committee
•	Governance Committee
•	Director of South Jersey Gas Company

Mr. Fortkiewicz has been Of Counsel, Cullen and Dykman, LLP since October 2011. He served as executive director, New Jersey Board of Public Utilities from 2005 to 2010; as assistant counsel, Office of the Governor in 2005; and as president and director, NUI Utilities & Elizabethtown Gas Company from 2003 to 2004.

South Jersey Industries, Inc. - 2016 Proxy Statement	| 7

Proposal 1 Director Elections

Sheila Hartnett-Devlin, CFA
Age: 57
Director since: 1999
Senior Vice President, American Century Investments, New York, NY

Skills and Qualifications:

•	Director Hartnett-Devlin’s areas of expertise and experience include corporate governance, financial, public/shareholder relations, and risk assessment/management.
•	Director Hartnett-Devlin is also registered with FINRA and holds Series 7 and Series 24 licenses.
•	Director Hartnett-Devlin is a financial expert as defined by the SEC.

SJI Boards and Committees:

•	Executive Committee
•	Compensation Committee
•	Chairman of the Audit Committee
•	Director of South Jersey Energy Company
•	Executive Committee member, SJI Midstream, LLC; South Jersey Energy Solutions, LLC; Marina Energy, LLC; South Jersey Energy Service Plus, LLC; and South Jersey Resources Group, LLC.

Ms. Hartnett-Devlin has been vice president, American Century Investments since 2008 and senior vice president since 2011. She was a managing director with Cohen, Klingenstein & Marks, Inc. from September 2005 to 2008; she held several positions with Fiduciary Trust Company International beginning in 1980: executive vice president from 1997 to 2004; senior vice president from 1991 to 1997; vice president from 1985 to 1991; and, chairman, Global Investment Committee from 1996 to 2004. She is a member of the NY Society of Security Analysts. She was also a member of the Investment Policy Committee of Fiduciary Trust Company International from 1995 to 2004. Ms. Hartnett-Devlin serves on the following boards: director, Mannington Mills, Inc.

Walter M. Higgins III
Age: 71
Director since: 2008
Director, President and CEO, Ascendant Group Ltd. and Director, President and CEO, Bermuda Electric Light Company Ltd., Bermuda

Skills and Qualifications:

•	Director Higgins’ areas of expertise include corporate governance, enterprise leadership, governmental and regulatory, and technical/industry.
•	Director Higgins is a financial expert as defined by the SEC.

SJI Boards and Committees:

•	Audit Committee
•	Executive Committee
•	Chairman of the Board
•	Chairman of South Jersey Gas Company
•	Executive Committee Member, SJI Midstream, LLC

Mr. Higgins has served as a board member and has been the President and CEO at Ascendant Group Ltd. since May 2012 and Director, President and CEO of Bermuda Electric Light Company Limited since September 2012. He is the retired chairman, president, and CEO of Sierra Pacific Resources (now called NVEnergy). Mr. Higgins serves as a member of the board of AEGIS.

8 |	South Jersey Industries, Inc. - 2016 Proxy Statement

Proposal 1 Director Elections

Sunita Holzer
Age: 54
Director since: 2011
Executive Vice President, Chief Human Resource Officer, Realogy Holdings Corp., Madison, NJ

Skills and Qualifications:

•	Director Holzer’s areas of expertise include corporate governance, enterprise leadership, human resources, and strategy formation/execution.

SJI Boards and Committees:

•	Compensation Committee
•	Corporate Responsibility Committee
•	Director of South Jersey Gas Company

Ms. Holzer has served as Executive Vice President, Chief Human Resource Officer, Realogy Holdings Corp. since March 2015; served as president, Human Capital insight, LLC from June 2014 to February 2015; served as executive vice president and chief human resources officer, CSC from June 2012 to May 2014; and served as executive vice president, chief human resources officer, Chubb Insurance Company from 2003 to June 2012. Ms. Holzer is an advisory board member, Re: Gender

Joseph H. Petrowski
Age: 62
Director since: 2008
Managing Partner and Founder, Mercantor Partners, LLC, Framingham, MA

Skills and Qualifications:

•	Director Petrowski’s areas of expertise include enterprise leadership, financial, risk assessment/management, and strategy formation/execution.
•	Director Petrowski is a financial expert as defined by the SEC.

SJI Boards and Committees:

•	Executive Committee
•	Audit Committee
•	Compensation Committee
•	Director of South Jersey Energy Company
•	Chairman, South Jersey Energy Solutions, LLC
•	Chairman, SJI Midstream, LLC; South Jersey Energy Solutions, LLC; Marina Energy, LLC; South Jersey Energy Service Plus, LLC; and South Jersey Resources Group, LLC.

Mr. Petrowski has served as Managing Partner and Founder, Mercantor Partners, LLC since 2014, and is the former CEO of the Gulf Oil/Cumberland Farms Groups. Mr. Petrowski is Chairman of Gulf Oil LP; Trustee of Boston College High School and Trinity Catholic Academy and is also on the Board of Advisors of VNG.co LLC.

South Jersey Industries, Inc. - 2016 Proxy Statement	| 9

Proposal 1 Director Elections

Michael J. Renna
Age: 48
Director since: 2014
President and CEO, South Jersey Industries, Folsom, NJ

Skills and Qualifications:

•	Director Renna’s areas of expertise include enterprise leadership, financial, strategy formation/execution, and technical/industry.

SJI Boards and Committees:

•	Director of South Jersey Energy Company
•	Executive Committee Member, SJI Midstream, LLC; South Jersey Energy Solutions, LLC; Marina Energy, LLC; South Jersey Energy Service Plus, LLC; and South Jersey Resources Group, LLC.

Mr. Renna has been President and Chief Executive Officer of South Jersey Industries, Inc. since May 1, 2015. He has served as President and Chief Operating Officer of South Jersey Industries, Inc. from January 2014 to April 30, 2015; as President of South Jersey Energy Solutions, LLC from April 2011 to April 30, 2015; as President of South Jersey Energy Company from 2004 to April 30, 2015; as President of Marina Energy LLC from April 2011 to April 30, 2015; as President of South Jersey Energy Service Plus, LLC from April 2007 to April 30, 2015; as President of SJESP Plumbing Services, LLC from 2011 to April 30, 2015; as President of South Jersey Resources Group, LLC from 2012 to April 30, 2015; and as member of Executive Committee of Energenic-US, LLC since 2008. Mr. Renna previously served as Senior Vice President of South Jersey Industries, Inc. from January 2013 to January 2014; as Vice President of South Jersey Industries, Inc. from 2004 to 2013; as Chief Operating Officer of South Jersey Energy Solutions, LLC from 2005 to 2011; as Vice President of SJESP Plumbing Services, LLC from 2007 to 2011; as Vice President of South Jersey Resources Group, LLC from 2008 to 2010.

Frank L. Sims
Age: 65
Director since: 2012
Retired, Corporate Vice President and Platform Leader, Cargill, Inc., Minneapolis, MN

Skills and Qualifications:

•	Director Sims’ areas of expertise include corporate governance, enterprise leadership, risk assessment/management; and strategy formation/execution.
•	Director Sims is a financial expert as defined by the SEC.

SJI Boards and Committees:

•	Governance Committee
•	Audit Committee
•	Director of South Jersey Energy Company
•	Executive Committee member, SJI Midstream, LLC; South Jersey Energy Solutions, LLC; Marina Energy, LLC; South Jersey Energy Service Plus, LLC; and South Jersey Resources Group, LLC.

Mr. Sims has served as Interim President for Fisk University since September 2015, has served as board member, PolyMet Mining Co. from 2008 through July 2014; board member, Piper Jaffray Co. from 2004 to June 2013; chairman of the board, The Minneapolis Federal Reserve Bank from 2005 to 2007; corporate vice president and platform leader, Cargill, Inc. from 2002 to 2007.

The Board of Directors recommends a vote “FOR” each of the above nominees.

10 |	South Jersey Industries, Inc. - 2016 Proxy Statement

PROPOSAL 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company’s executive compensation policies and procedures are designed to attract and retain highly qualified named executive officers while linking Company performance to named executive officer compensation, which creates shareholder value. The Compensation Committee has a strong pay for performance philosophy; and, as a result, the compensation paid to our named executive officers is generally aligned with the Company’s performance on both a short-term and a long-term basis. Our performance over the last 10 years provides evidence that our executive compensation policies and procedures were effective in furthering these objectives. We have outperformed the S&P 500 index in five of the last 10 years, and have outperformed both the S&P 500 Index and the S&P Utilities Index in terms of the 10 year compound annual growth rate. SJI has outperformed the median of the Company’s peer group used to benchmark long-term incentive compensation in terms of total shareholder return in six of the last 10 three-year cycles. More recently, for the last three performance cycles, our performance was below our peer group and our long-term incentive plans did not pay out.

For 2015, the executive compensation policies and procedures for our named executive officers consisted of base salary, annual incentive awards and long-term incentive compensation. The annual incentive awards and long-term incentive compensation were again directly linked to the achievement of predefined short-term and long-term performance as follows:

•	Annual incentive awards are paid based on both Company and individual performance, tied to economic earnings, financial performance of subsidiaries, and individual goals.

•	Long-term incentive compensation consists of performance-based restricted stock and time-based restricted stock with a performance hurdle. Performance-based restricted stock is earned based on Company performance over a three-year period, measured by the Company’s total shareholder return versus our peer group, and economic earnings per share and return on equity versus internal goals. Time-based restricted stock is subject to a return on equity performance hurdle in the first year of the performance cycle.

We believe these components of compensation for our named executive officers provide the proper incentives to align compensation with the Company’s performance while enhancing shareholder value. Specifically, if the Company’s performance results meet or exceed pre-established performance targets, named executive officers have an opportunity to realize significant additional compensation through annual incentive awards and long-term equity awards. In addition, the Company’s stock ownership guidelines require our named executive officers to own shares of Company stock which align with shareholder interests. We believe this pay for performance philosophy is integral to the Company’s performance and will drive shareholder value over the long term.

Please see the “Compensation Discussion and Analysis” beginning on page 21 of this Proxy statement for a more detailed discussion of executive compensation policies and procedures for our named executive officers.

Under SEC rules required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to provide shareholders with a separate non-binding shareholder vote to approve the compensation of our named executive officers, including the “Compensation Discussion and Analysis”, the compensation tables, and any other narrative disclosure in this Proxy statement. Such a proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation policies and procedures as described in this proxy statement. Shareholders may also abstain from voting.

Accordingly, shareholders are being asked to approve the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because your vote is advisory, it will not be binding on the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee values the opinions expressed by shareholders and expects to take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors recommends a vote “FOR” the non-binding resolution approving the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

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PROPOSAL 3 RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee and the Board of Directors, subject to the approval of the shareholders, reappointed Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for 2016. Unless otherwise directed, proxies will be voted “FOR” approval of this appointment. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the votes cast at the meeting, other auditors will be considered by the Audit Committee.

Deloitte & Touche LLP served as the Company’s independent registered public accounting firm during 2015. During 2015, the audit services performed for the Company consisted of audits of the Company’s and its subsidiaries’ financial statements and attestation of management’s assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404 and the preparation of various reports based on those audits, services related to filings with the Securities and Exchange Commission and the New York Stock Exchange, and audits of employee benefit plans as required by the Employee Retirement Income Security Act. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of the Independent Registered Public Accounting Firm.

SECURITY OWNERSHIP

Directors and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of February 29, 2016, of: (a) each current director and nominee for director; (b) our principal executive officer, principal financial officer, the three other most highly compensated executive officers during 2015 (collectively, the “Named Executive Officers”); and (c) all of the directors and executive officers as a group.

	Number of Shares of Common Stock (1)		Percent of Class
Sarah M. Barpoulis	14,329	(2)	*
Thomas A. Bracken	48,497	(2)	*
Keith S. Campbell	40,828	(2)	*
Stephen H. Clark	26,918		*
Jeffrey E. DuBois	28,819		*
Victor A. Fortkiewicz	22,805	(2)	*
Edward J. Graham	101,490		*
Sheila Hartnett-Devlin	11,934	(2)	*
Walter M. Higgins III	22,704	(2)	*
Sunita Holzer	17,211	(2)	*
Kenneth Lynch	5,498		*
Kathleen A. McEndy	2,133		*
Gina Merritt-Epps	9,119		*
Gregory M. Nuzzo	2,181		*
Joseph H. Petrowski	33,739	(2)	*
Michael J. Renna	48,670		*
David Robbins, Jr.	20,603		*
Frank L. Sims	72,111	(2)	*
All directors, nominees for director and executive officers as a group (18 persons)	529,589
*	Less than 1%.
(1)	Based on information furnished by the Company’s directors and executive officers. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the Common Stock shown as owned by him or her.
(2)	Includes shares awarded to each director under a Restricted Stock Program for Directors.

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Security Ownership

Stock Ownership Requirements

The Board of Directors believes significant ownership of Company Common Stock better aligns the interests of management with that of the Company’s shareholders. Therefore, in 2001, the Board of Directors enacted the stock requirements listed below for officers and directors. The requirements for officers were effective through 2014 and have been increased for 2015 as outlined on page 33 of this proxy statement.

•	The CEO stock ownership guideline is 5 times the CEO’s annual base salary, representing an increase from 3 times salary. Mr. Renna’s guideline as President and COO was 2 times his annual salary.
•	All other executive officers are required to own shares of Company Common Stock with a market value equal to 2 times their annual salary, an increase from 1.5 times their annual salary in 2014. As of December 31, 2015, all NEOs are in compliance with the ownership guidelines.
•	Other officers are required to own shares of Company Common Stock with a market value equal to their annual base salary;
•	Shares owned outright will be combined with vested restricted shares awarded under the Stock-Based.
Compensation Plan and vested shares beneficially owned through any employee benefit plan for purposes of determining compliance with the stock ownership requirement for officers. Current officers will have a period of six years from the original date of adoption and newly elected or promoted officers will have a period of six years following their election or promotion to a new position to meet these minimum stock ownership requirements; and
•	Members of the Board of Directors are required, within six years of becoming a director of the Company or any of its principal subsidiaries, or within six years of an increase in the share ownership guidelines, to own shares of Company Common Stock with a market value equal to a minimum of five times the current value of a Director’s annual cash retainer for board service. Shares owned outright will be combined with restricted shares awarded as part of the annual stock retainer for the purpose of meeting these requirements.
•	A stock holding period was introduced in 2015 that requires all officers of the company to retain at least 50 percent of vested and/or earned shares, net of taxes, until their new stock ownership guideline has been met.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires the Company’s directors and executive officers to file reports with the SEC relating to their ownership of, and transactions in,

the Company’s Common Stock. Based on our records and other information, the Company believes that all Section 16(a) filing requirements were met for 2015.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information, as of March 1, 2016, as to each person known to the Company, based on filings with the SEC, who beneficially owns 5 percent or more of the Company’s Common Stock. Based on filings made with the SEC, each shareholder named below has sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10022	7,258,207	10.5 percent
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	5,346,302	7.71 percent

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CORPORATE GOVERNANCE

The Board of Directors

Leadership Structure

Following the retirement of Edward J. Graham as Chairman and CEO on April 30, 2015, the Board of Directors decided to split the Chairman and CEO roles. Mr. Renna assumed the role of President and CEO, and Walter M. Higgins III. became the non-executive Chairman of SJI’s Board of Directors on May 1, 2015.

In the role, Mr. Higgins:
•	Provides leadership to the Board

•	Chairs meetings of the Board of Directors

•	Establishes procedures to govern the Board’s work

•	Ensures the Board’s full discharge of its duties

•	Schedules meetings of the full Board and works with committee chairmen, CEO and Corporate Secretary for the schedule of meetings for committees

•	Organizes and presents the agenda for regular or special Board meetings based on input from Directors, CEO and Corporate Secretary

•	Ensures proper flow of information to the Board, reviewing adequacy and timing of documentary materials in support of management’s proposals

•	Ensures adequate lead time for effective study and discussion of business under consideration

•	Helps the Board fulfill the goals it sets by assigning specific tasks to members of the Board

•	Identifies guidelines for the conduct of the Directors, and ensures that each Director is making a significant contribution

•	Acts as liaison between the Board and CEO

•	Works with Governance Committee and CEO, and ensures proper committee structure, including assignments and committee chairmen

•	Sets and monitors the ethical tone of the Board of Directors

•	Manages conflicts which may arise with respect to the Board

•	Monitors how the Board functions and works together effectively

•	Carries out other duties as requested by the CEO and Board as a whole, depending on need and circumstances

•	Serves as a resource to the CEO, Corporate Secretary and other Board members on corporate governance procedure and policies

Independence of Directors

The Board adopted Corporate Governance Guidelines that require the Board to be composed of a majority of Directors who are “Independent Directors” as defined by the rules of the New York Stock Exchange. No Director will be considered “Independent” unless the Board of Directors affirmatively determines that the Director has no material relationship with the Company. When making “Independence” determinations, the Board considers all relevant facts and circumstances, as well as any other facts and considerations specified by the New York Stock Exchange, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. As part of its Corporate Governance Guidelines, the Board established a policy that Board members may not serve on more than four other boards of publicly traded companies. SJI’s Corporate Governance Guidelines are available on our website at www.sjindustries.com under the heading “Investors”.

The Board determined that Directors Barpoulis, Bracken, Campbell, Fortkiewicz, Hartnett-Devlin, Higgins, Holzer, Petrowski and Sims, constituting all of the non-employee Directors, meet the New York Stock Exchange standards and our own standards noted above for independence and are, therefore, considered to be Independent Directors. Accordingly, as of May 2015, all but one of the Company’s Directors was considered to be “Independent.” Mr. Renna is not considered independent by virtue of his employment with the Company.

Codes of Conduct

The Company has adopted codes of conduct for all employees, Officers and Directors, which include the code of ethics for our principal executive officer, our principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted pursuant to the Sarbanes-Oxley Act of 2002. Additionally, the Company established a hotline and website for employees to anonymously report suspected violations.

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Copies of the codes of ethics are available on the Company’s website at www.sjindustries.com under Investors > Corporate Governance. Copies of our codes of conduct are also available at no cost to any shareholder who requests them in writing at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037, Attention: Corporate Secretary.

Communication with Directors

You may communicate with the Chairman of the Board and chairmen of the Audit, Compensation, Corporate Responsibility and Governance Committees by sending an e-mail to chairmanoftheboard@sjindustries.com, auditchair@ sjindustries.com, compchair@sjindustries.com, govchair@ sjindustries.com, or corpresp@sjindustries.com, respectively, or you may communicate with our outside Independent Directors as a group by sending an e-mail to sjidirectors@sjindustries.com. The Charters and scope of responsibility for each of the Company’s committees are located on the Company’s website at www.sjindustries.com. You may also address any correspondence to the Chairman of the Board, chairmen of the committees or to the Independent Directors at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Corporate Governance Materials

Shareholders can see the Company’s Corporate Governance Guidelines and Profile, Charters of the Audit Committee, Compensation Committee, Corporate Responsibility Committee, Executive Committee and Governance Committee, and Codes of Ethics on the Company’s website at www.sjindustries.com under Investors > Corporate Governance. Copies of these documents, as well as additional copies of this Proxy Statement, are available to shareholders without charge upon request to the Corporate Secretary at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Meetings of the Board of Directors and its Committees

The Board of Directors met 12 times in 2015. Each Director attended 75 percent or more of the total number of Board meetings and the Board committee meetings on which he or she served. It is the Board’s policy that the Independent Directors meet in Executive Session following every in-person meeting of the Board or its Committees. The Independent Directors met five times during 2015 at the conclusion of SJI Board meetings. Topics of these sessions included CEO and Officer performance and compensation, succession planning, strategy and discussions of corporate governance. Director Higgins, the Lead Independent Director through April 2015 and Chairman of the Board thereafter, chaired the meetings of the Independent Directors. All current Board members and all nominees for election to the Company’s Board of Directors are required to attend the Company’s Annual Meetings of Shareholders unless unique personal circumstances affecting the Board member or Director nominee make his or her attendance impracticable. All of the Directors attended the 2015 Annual Meeting of Shareholders. During 2015, each of the Company’s Directors also served on the Boards or Executive Committees of one or more of South Jersey Gas Company, South Jersey Energy Company, South Jersey Energy Solutions, LLC, Marina Energy, LLC, South Jersey Resources Group, LLC, South Jersey Energy Service Plus, LLC, Energy & Minerals, Inc., R&T Group, Inc., and SJI Midstream, LLC, all of which are Company subsidiaries.

There are five standing committees of the Board: the Audit Committee; the Compensation Committee; the Corporate Responsibility Committee; the Executive Committee; and the Governance Committee.

Audit Committee

The Board’s Audit Committee, which met eight times during 2015, was comprised of six “independent” Directors through April 30, 2015: Sheila Hartnett-Devlin, Chairman; Sarah M. Barpoulis; Thomas A. Bracken; Walter M. Higgins III; Joseph H. Petrowski; and Frank L. Sims. As of May 1, 2015, the committee was comprised of four Independent Directors: Sheila Hartnett-Devlin, Chairman; Sarah M. Barpoulis; Joseph H. Petrowski and Frank L. Sims. Effective February 12, 2016, Walter M. Higgins III was elected to the Committee bringing the membership to five. The Board determined that no member of the Audit Committee has a material relationship that would jeopardize such member’s ability to exercise independent judgment. The Board of Directors designated each member of the Audit Committee as an “audit committee financial expert” as defined by applicable Securities and Exchange Commission rules and regulations. The Audit Committee: (1) annually engages an independent registered public accounting firm for appointment, subject to Board and shareholder approval, as auditors of the Company and has the authority to unilaterally retain, compensate and terminate the Company’s independent registered public accounting firm; (2) reviews with the independent registered public accounting firm the scope and results of each annual audit; (3) reviews with the independent registered public accounting firm, the Company’s internal auditors and management, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing; and (4) considers the possible effect on the objectivity and independence of the independent registered public accounting firm of any non-audit services to be rendered to the Company.

The Audit Committee is also responsible for overseeing the Company’s Risk Management process. The Committee analyzes the guidelines and policies that management uses to assess and manage exposure to risk, and analyzes major financial risk exposures and the steps management has taken to monitor and control such exposure. The Committee presents its findings to the full Board, which is charged with approving the Company’s risk appetite.

At each Audit Committee meeting, management presents an update of the Company’s risk management activities. The Company has two internal Risk Committees that report to the Audit Committee at least quarterly. The SJI Risk Management Committee (RMC), established by the SJI Audit Committee in 1998, is responsible for overseeing the energy transactions and the related risks for all of the SJI companies. Annually, the Board approves the RMC members. Committee members include management from key Company areas such as finance, risk management, legal and business operations. The RMC establishes a general framework for measuring and monitoring business risks related to both financial and physical

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energy transactions, approves all methodologies used in risk measurement, ensures that objective and independent controls are in place, and presents reports to the Audit Committee reflecting risk management activity.

A South Jersey Gas Company RMC is responsible for gas supply risk management. Annually, the Board approves the RMC members. Committee members include management from key Company areas such as finance, risk management, legal and gas supply. This RMC meets at least quarterly.

The Audit Committee established policies and procedures for engaging the independent registered public accounting firm to provide audit and permitted non-audit services. The Audit Committee evaluates itself on an annual basis. The Board of Directors has adopted a written Charter for the Audit Committee, which is available on our website at www. sjindustries.com, under the heading “Investors”. You may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Compensation Committee

The Board’s Compensation Committee, which met five times during 2015, was comprised of four “Independent” Directors in 2015: Keith S. Campbell, Chairman; Sheila Harnett-Devlin; Sunitha Holzer; Joseph H. Petrowski (May 2015 to present) and Frank L. Sims (January 2015 through April 2015). The Compensation Committee: carries out the responsibilities delegated by the Board relating to the review and determination of executive compensation as well as the structure and performance of significant, long-term employee defined benefits and defined contribution plans. The Committee’s Charter is available on our website at www.sjindustries.com under the heading “Investors” or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an Officer or employee of the Company, or any of its subsidiaries or affiliates. During the last fiscal year, none of the Company’s

Executive Officers served on a compensation committee or as a Director for any other publicly traded company.

Corporate Responsibility Committee

The Board’s Corporate Responsibility Committee, which met twice during 2015, was comprised of four “Independent” Directors in 2015: Victor A. Fortkiewicz, Chairman (May 2015 to present); Thomas A. Bracken, Chairman (January 2015 through April 2015); Keith S. Campbell; and Sunita Holzer. The Committee provides oversight, monitoring and guidance of matters related to corporate and social citizenship, public and legal policy, environmental stewardship and compliance, political activities, sustainability, quality of work life, and economic and social vitality in the communities and markets in which the Company operates. The Committee’s Charter is available on our website at www.sjindustries.com under the heading “Investors”

or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

The Committee also oversees the production of the Company’s annual Corporate Sustainability Report, which conveys how the Company links the business with sustainable practices. The 2015 report is available on our website at www.sjindustries.com or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Governance Committee

The Board’s Governance Committee, which met four times during 2015, was comprised of four “Independent” Directors in 2015: Thomas A. Bracken, Chairman (May 2015 to present); Walter M. Higgins III, Chairman and member (January 2015 through April 2015); Sarah M. Barpoulis; Victor A. Fortkiewicz; Joseph H. Petrowski (January 2015 through April 2015); and Frank L. Sims (May 2015 to present). Each Committee member satisfies the New York Stock Exchange’s independence requirements. Among its functions, the Governance Committee: (1) maintains a list of prospective candidates for Director, including those recommended by shareholders; (2) reviews the qualifications of candidates for Director (to review minimum qualifications for Director candidates, please see the Company’s Corporate Guidelines available on our website at www. sjindustries.com under the heading “Investors”. These guidelines include consideration of education, experience, judgment, diversity and other applicable and relevant skills as determined by an assessment of the Board’s needs when an opening exists); (3) makes recommendations to the Board of Directors to fill vacancies and for nominees for election to be voted on by the shareholders; and (4) is responsible for monitoring the implementation of the Company’s Corporate Governance Policy. The Committee’s Charter is available on our website at www. sjindustries.com under the heading “Investors” or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries Board of Directors, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

The Governance Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the current Board makeup and the Company’s strategic forecast. This assessment includes issues of industry experience, education, general

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business and leadership experience, judgment, diversity, age, and other applicable and relevant skills as determined by an assessment of the Board’s needs. The diversity assessment includes a review of Board composition with regard to race, gender, age and geography.

The Governance Committee will consider nominees for the Board of Directors recommended by shareholders and submitted in compliance with the Company’s bylaws, in writing, to the Corporate Secretary of the Company. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company’s Corporate Secretary at 1 South Jersey Plaza, Folsom, New Jersey 08037, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a Director.

Executive Committee

The Board’s Executive Committee, which did not meet in 2015, was comprised of the Chairman of the SJI Board, Chairmen of the subsidiary Boards, Committee Chairs (and the Lead Independent Director through April 2015), and is chaired by the Chairman of the Board. The current members are: Walter M. Higgins III, Chairman; Thomas A. Bracken; Keith S. Campbell; Victor A. Fortkiewicz

(May 2015 to present); Sheila Hartnett-Devlin; and Joseph H. Petrowski. The Executive Committee may act on behalf of the Board of Directors during intervals between Board meetings in managing the Company’s business and affairs. Pursuant to its Charter, the Executive Committee meets on an “as needed” basis.

Risk Management

In addition to the risk management processes that fall within the purview of the Audit Committee as discussed above, to ensure comprehensive oversight of all risks, the Board has allocated its oversight duties as follows:

Risk	Board Responsibility
Corporate/Enterprise-Wide Risks (including cyber security)	SJI Board
Operational Risk	Subsidiary Boards
Financial Risk (including financial reporting, financial disclosure,	Audit Committee
financial controls and accounting/taxes)
Corporate Responsibility (including environmental and safety)	Corporate Responsibility Committee

The results of the management enterprise risk management process are presented to the full Board on an annual basis. To ensure successful implementation of the risk oversight process,

the Governance Committee reviews the Charters and Corporate Governance Guidelines to ensure that the documents reflect the risk monitoring allocation approved by the Board.

Audit Committee Report

The Board’s Audit Committee comprises five directors, each of whom is independent as defined under the listing standards of the New York Stock Exchange and satisfies the additional independence criteria applicable to Audit Committee members. The Board has determined that each member of the Committee is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee’s activities and scope of its responsibilities are set forth in a written charter adopted by the Board, and is posted on the Company’s website at www.sjindustries.com under the heading “Investors”.

In accordance with its Charter adopted by the Board of Directors, the Audit Committee, among other things, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. Management is responsible for preparing the Company’s financial statements and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for examining those financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2015, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit

Committee discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in the Statement on Auditing Standards No. 61 (AICPA Professional Standards, Vol. 1. AU section 380), as amended, and “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee also received written disclosures from Deloitte & Touche LLP regarding its independence from the Company that satisfy applicable PCAOB requirements for independent accountant communications with audit committees concerning auditor independence, and discussed with Deloitte & Touche LLP the independence of that firm.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements and management assessment of the effectiveness of the Company’s internal controls over financial reporting be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Audit Committee

Sheila Hartnett-Devlin, Chairman

Sarah M. Barpoulis

Walter M. Higgins III

Joseph H. Petrowski

Frank L. Sims

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Fees Paid to the Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee also considered whether the provision of services other than audit services by the independent registered public accountants to the Company is compatible with maintaining the accountants’ independence. In accordance with its Charter, the Audit Committee must pre-approve all services provided by Deloitte & Touche LLP. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The fees for all services provided by the independent registered public accounting firm to the Company during 2015 and 2014 are as follows:

FY 2015			FY 2014
Audit Fees (a)		$2,409,625	Audit Fees (a)		$2,152,750
Fees per Engagement Letter	1,865,000		Fees per Engagement Letter	1,790,000
FY 2014 Audit true up billed	50,000		FY 2013 Audit true up billed	85,000
Audit work related to 2015 non-routine events	494,625		Audit work related to 2014 non-routine events	274,000
Registration Form S-3	—		Registration Form S-3	3,750
Audit-Related Fees (b)		9,000	Audit-Related Fees (b)		110,000
Benefit Plan Audits	—		Benefit Plan Audits	110,000
SJESP Separate Report	5,000		SJESP Separate Report	—
Non-routine projects related to the Benefit Plans	4,000			—
Tax Fees (c)		424,526	Tax Fees (c)		214,557
Form 5500 & Form 8955-SSA			Form 5500 & Form 8955-SSA	10,890
Tax Compliance	139,620		Tax Compliance	153,667
Fees related to tangible property regulations phase II	107,142		Fees related to tangible property regulations phase II	50,000
Tax Advisory – IRC Section 263A (phase I & II)	52,770
Other tax advisory services	124,995
All Other Fees			All Other Fees
Total		$2,843,151	Total		$2,477,307

(a)	Fees for audit services billed or expected to be billed relating to fiscal 2015 and 2014 include audits of the Company’s annual financial statements, evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting, reviews of the Company’s quarterly financial statements, comfort letters, consents and other services related to Securities and Exchange Commission matters.
(b)	Fees for audit-related services provided during fiscal 2015 and 2014 consisted of employee benefit plan audits, other, compliance audits, and registrar audits.
(c)	Fees for tax services provided during fiscal 2015 and 2014 consisted of tax compliance and compliance-related research. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and Federal, state and local income tax return assistance.

Compensation of Directors

Since 2011, the Board has engaged Frederic W. Cook (Cook) as its consultant to review the Company’s Director Compensation Program (Program) to ensure that the Board attracts and retains highly qualified Directors. Each year, Cook evaluates total compensation and the structure of the Program.

For the 2014 study, reference points were the Director compensation for the following peer companies, consistent with the group used to assess the competitiveness of the Executive Compensation Program: Avista Corp., Black Hills Corp., Laclede Group Inc., New Jersey Resources Corp., Northwest Natural Gas Co., Piedmont Natural Gas Co., Questar Corp., Southwest Gas Corp., UIL Holdings Corp., Vectren Corp. and

WGL Holdings Inc. In a study presented in December 2014, Cook found as follows:

•	On a “per Director” basis, the program approximated the median of peer group practice and was slightly below median peer group practices.

•	Cash and equity compensation were between the 25th percentile and the median.

•	Significant changes to Director compensation levels were not warranted; however, the Board could consider an increase to the restricted stock unit grant in anticipation of market movement.

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•	The design of the Program was generally consistent with peer company policy.
•	The Program design strongly supports the long-term shareholder alignment objective through use of restricted stock units as the sole equity grant type and director stock ownership guidelines and the ownership guideline of five times the cash retainer of $55,000 was aligned with the peer group 25th percentile.
•	The use of additional retainers recognizes responsibilities and the time commitment associated with serving as Lead Independent Director or chairing a committee.
•	The value of SJI’s Lead Independent Director and committee chairman retainers are aligned with peer group median practice.

In anticipation of the election of a non-executive Chairman,Cook also presented a study regarding the compensation for that role. Cook found that based on compensation data from various sources, including the Company’s peers, the appropriate compensation for the non-executive Chairman would be in the range of $65,000 to $80,000.

Based on Cook’s findings and recommendations, in 2015 the Company paid non-employee Directors as follows:

I.	Compensation: Non – Employee Directors
	A.	Board Service

		1.	Cash -	Annual Retainer for Board Service	$60,000
				Annual Retainer for Committee Meetings	15,000
				Annual Retainer (payable monthly):	$75,000
		2.		Restricted Stock – SJI shares with a total value of $80,000 awarded annually in January. The value of the shares is based on the daily average share price for the period July 1 through December 31 of the prior year.
		3.		Lead Independent Director (through April 2015) - Annual Retainer (payable monthly):	$13,500
		4.		Independent Subsidiary Chairman Retainer – Annual Retainer (payable monthly):	$8,000
		5.		Non-Executive Chairman (commencing May 2015):	$80,000
				(Payable 50% shares; 50% cash retainer, payable monthly)
	B.			Committee Service

		1.		Annual Committee Chairman Retainers (payable monthly):
				Audit	$15,000
				Compensation	$10,000
				Governance	$7,500
				Corp. Resp.	$5,000
		2.		Meeting Fee: $1,500 for each Committee meeting in excess of four meetings per year.
		3.		Ad Hoc Committees: In the event a Committee is formed for a special project, the Committee members will be paid $1,500 per meeting and the Chairman will be paid a retainer in an amount approved by the Board of Directors

II.	Other Benefits & Items

	A.	$50,000 Group Life Insurance *
	B.	$250,000 24 Hr. Accident Protection Insurance (applies to travel to or from, or conducting business for SJI)
	C.	Restricted Stock Deferral Plan
	D.	D&O Insurance-		$35 Million w/$10 Million Entity Sublimit
				No Deductible for D&O
				$200,000 Deductible for Corporation
	E.	Travel Expenses Reimbursed Upon Request

III.	Share Ownership Requirements

	Non-employee members of the Board of Directors are required, within six years of becoming a director of the Company or any of its principal subsidiaries, to own shares of Company Common Stock with a market value equal to a minimum of five times the current value of a Director’s annual retainer for Board Service. Shares owned outright will be combined with restricted shares awarded as part of the annual stock retainer for the purpose of meeting these requirements. All Directors have six years to satisfy the share ownership requirement after an increase in share ownership in the share ownership guidelines.
*	These insurance benefits were eliminated for Directors elected after April 2011.

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Corporate Governance

In March of 2012, the Governance Committee nominated an Independent Director to serve as Chairman of the South Jersey Energy Solutions, LLC (SJES) Executive Committee. Based on the recommendation of Cook, the Board determined that an additional retainer would be paid for independent directors who serve as Chairman of the Board of SJI and its subsidiaries. Commencing May 2012, an $8,000 annual retainer was paid to the Chairman of the SJES Executive Committee.

Independent Director Compensation for Fiscal Year 2015(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($) (3)	Total ($)
Sarah M. Barpoulis	81,000	82,783	—	—	—	—	163,783
Thomas A. Bracken	83,167	82,783	—	—	—	390	166,328
Keith S. Campbell	86,500	82,783	—	—	—	390	169,661
Victor A. Fortkiewicz	78,333	82,783	—	—	—	390	161,494
Sheila Hartnett-Devlin	96,000	82,783	—	—	—	390	179,161
Sunita Holzer	76,500	82,783	—	—	—	—	159,283
Walter M. Higgins III	110,167	107,148	—	—	—	390	217,693
Frank L. Sims	81,000	82,783	—	—	—	—	163,783
Joseph H. Petrowski	90,500	82,783	—	—	—	390	173,661

(1)	On February 26, 2015, the Board of Directors approved an amendment to SJI’s Certificate of Incorporation to increase the authorized number of shares of common stock from 60,000,000 shares to 120,000,000 shares. The principal purpose of the increase was to permit a two-for-one split of all the issued shares of SJI’s common stock, effected pursuant to a stock dividend of one share of common stock for each outstanding share of common stock, payable May 8, 2015 to shareholders of record at the close of business on April 17, 2015. All references to number of shares and per share information in the consolidated financial statements and related notes have been adjusted for all periods presented to reflect this stock split.

(2)	Per the 2015 Director Compensation Program, the independent directors were granted 2,822 restricted stock units valued at $79,961 using the daily closing prices for the last two quarters of 2014. The above chart reflects the aggregate grant date fair value of restricted common stock awards granted in the respective fiscal year, calculated in accordance with FASB Accounting Standards Codification Topic 718, Compensation - Stock Compensation, which requires that the grant be measured at the grant date fair value.

(3)	Represents group life insurance payments and accidental death and dismemberment.

Certain Relationships

Mr. Campbell is Chairman of Mannington Mills, Inc., which purchases natural gas from Company subsidiaries. Commencing January 2004, as a result of winning a competitive bid, another Company subsidiary operates a cogeneration facility that provides electricity to Mannington Mills, Inc.

Review and Approval Policies and Procedures for Related Party Transactions

Pursuant to a written policy adopted by the Company’s Governance Committee, the Company’s executive officers and directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with the Company without the Governance Committee’s or other independent Board committee’s prior consent, in cases in which it is inappropriate for the Governance Committee to review the transaction due to a conflict of interest. In approving or rejecting the proposed transaction, the Governance Committee shall consider the facts and circumstances available and deemed relevant to the Committee. The Governance Committee shall approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, the Company’s best interests, as the Governance Committee determines in the good faith exercise of its discretion.

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EXECUTIVE OFFICERS

Compensation Committee Report

We have reviewed the following Compensation Discussion and Analysis with management. Based on our review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement, Form 10-K and Annual Report for the year ended December 31, 2015.

COMPENSATION COMMITTEE

Keith S. Campbell, Chairman
Sheila Hartnett-Devlin
Sunita Holzer
Joseph H. Petrowski

Compensation Discussion & Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) explains the executive compensation program for the following individuals, who are referred to as the “Named Executive Officers” (“NEOs”):

•	Michael J. Renna – President and Chief Executive Officer

•	Stephen H. Clark – Senior Vice President and Chief Financial Officer

•	Jeffrey E. DuBois – Executive Vice President SJI and President SJG
•	Gina Merritt-Epps – Senior Vice President, General Counsel and Corporate Secretary

•	Kathleen A. McEndy – Senior Vice President and Chief Administrative Officer

•	Edward J. Graham – former Chairman and Chief Executive Officer

Executive Summary

Fiscal 2015 Business Highlights

Key business highlights for 2015 are as follows:

Changes in Leadership. Edward J. Graham, who was Chairman and Chief Executive Officer (“CEO”) for 11 years, retired effective April 30, 2015, and Michael J. Renna, who was President and Chief Operating Officer, assumed the President and CEO role effective May 1, 2015. The change occurred as part of a succession planning process, which resulted in a seamless transition to the new CEO.

New Long-Range Plan. Upon assuming the President and CEO role, Mr. Renna worked with his senior management team to establish a long-range strategic business plan in support of SJI’s growth and value creation objectives. Specifically, SJI is aligned on four chief strategic priorities, with the goal of $150 million in economic earnings by 2020, as presented below.

Grow Economic Earnings	Improve Quality of Earnings
Strengthen Balance Sheet	Maintain Low to Moderate Risk Profile

$150 Million in Economic Earnings by 2020

2015 Performance. The Company experienced challenges and achievements in 2015 in different areas of its business.

•	SJI Economics Earnings totaled $99 million in 2015, compared with $104 million for 2014.

•	Economic Earnings Per Share decreased to $1.44 from $1.57 in 2014.

•	Excluding non-recurring charges, full year Economic Earnings and Economic EPS would have improved by $17.4 million and $0.25, respectively.

•	2015 Return on Equity was 10% compared to 11.8% in 2014.

•	Total Shareholder Return for the one-year period ended December 31, 2015 was 16.9% and annualized Total Shareholder Return for the three-year period ended December 31, 2015 was 1.3%.

•	At SJG, our gas utility, earnings of $66.6 million were essentially the same as the prior year. Contributions from our significant infrastructure investment and high customer acquisition rate were offset by a spike in bad debt expense related to the severity of the prior winter and a difficult local economy, higher depreciation and personnel costs associated with major new customer service and work management systems put in service and higher post retirement costs.

•	The earnings contribution from South Jersey Energy Group, our commodity marketing and fuel management business, grew almost 30% to $16.8 million due to our ability to optimize storage and transportation assets within our portfolio and an improving mix of Marcellus producer deals.

•	The contribution from South Jersey Energy Services, our energy production business, was $14.7 million, down from $24.6 million in 2014. The decline was due entirely to the write-off of our equity investment, and related cost incurred, associated with an energy plant we owned that serviced a shuttered casino in Atlantic City. Partially offsetting the decline was strong development activity in our solar energy business.

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Fiscal 2015 Compensation Highlights and Key Decisions

Overall, our NEOs are compensated well below the median of our peers, and in fact, their compensation is closer to the 25th percentile of our peer group. The annual incentive paid to NEOs was zero for all financial measures and only paid out for achievement against certain strategic individual non-financial objectives. Further, all three-year performance-based long-term incentive awards with performance periods ended in 2015 were forfeited as the performance targets were not met.

During fiscal 2014, the independent compensation consultant conducted a comprehensive review of the executive compensation program to ensure the program fully met the business and compensation objectives. Following that review, several changes to the program were adopted effective for fiscal 2015, which are highlighted below and described in further detail in later sections of this CD&A.

The compensation program for the NEOs during fiscal 2015 consisted of the following pay elements:

Base Salary	+	Annual Incentive Plan (“AIP”)	+	Performance-based Restricted Stock(“PBRS”)	+	Time-based Restricted Stock w/ a Performance Hurdle (“TBRS”) (new for FY15)

2015 Changes to the AIP

The structure of the AIP was generally the same as in fiscal 2014, as the company believed the program continued to align with the Company’s short-term business objectives for Fiscal 2015. Mr. Graham’s AIP award as CEO was based on SJI’s economic earnings and SJI’s return on equity (“ROE”) relative to peers. As President and COO, Mr. Renna’s AIP was based on SJI’s economic earnings and balanced scorecard objectives, consistent with the mix of measures used for other NEOs. When Mr. Renna was appointed CEO, the Board felt it was important to have a focus on transition goals and on creating a strategic plan and vision. As CEO, Mr. Renna’s AIP continued to be based on a combination of SJI’s economic earnings and balanced scorecard objectives.

2015 Changes to the Long-term Incentive (“LTI”) Program

The Committee determined to continue granting 100% performance-based LTI, and effective with the 2015 annual grant, LTI is comprised of two vehicles: Performance-Based Restricted Stock (“PBRS”), representing 70% of an NEO’s total LTI grant value and Time-Based Restricted Stock with a Performance Hurdle (“TBRS”), representing 30% of an NEO’s total LTI grant value. Performance measurement for these awards is as follows:

•	PBRS: Beginning with the three-year performance cycle commencing January 1, 2015, PBRS performance is measured based on three-year total shareholder return (“TSR”) vs.

peers (40% weighting); three-year economic earnings per share (“EPS”) growth (30% weighting); and three-year return on equity (“ROE”) (30% weighting). This represents a change from 50% EPS vs. peers and 50% TSR vs. peers for PBRS grants made in recent years. In addition, the Committee expanded the PBRS pay/performance scale by increasing maximum payout opportunities to 200% of targetwith a corresponding increase to the performance required.

•	TBRS: TBRS awards vest in three equal installments on each anniversary of the date of grant, provided that the Company achieves at least 7% ROE in 2015.

NEO Target Total Compensation

Through the comprehensive review of the executive compensation program noted above, it was identified that NEO total compensation was well below market median and generally around the 25th percentile of the peers. Factoring in the market positioning as one input, in addition to consideration of other relevant factors such as an individual’s performance and potential, the breadth, scope and complexity of the role, internal equity and attraction and retention objectives, the Committee approved compensation increases for Mr. Renna and all other NEOs, as further described below. Mr. Renna’s increase considered the succession planning process and anticipated promotion to CEO upon Mr. Graham’s retirement. Mr. Clark was promoted to the role of CFO and his increase reflects the broadened scope and additional responsibilities of this role. For further details on NEO target compensation in 2015, refer to the section in this CD&A entitled “Detailed Discussion and Analysis”.

Current CEO

•	Effective January 1, 2015, Mr. Renna, in his role as President and Chief Operating Officer, received an increase in his base salary from $400,000 to $500,000, target AIP as a percentage of salary from 70% to 75% and annual LTI increase as a percentage of salary from 100% to 150%.
•	Effective May 1, 2015, upon assuming the CEO role, Mr. Renna received a promotional increase to his compensation, consisting of a salary increase to $550,000 and a corresponding incremental LTI grant, prorated for his time served as CEO in 2015. His AIP opportunity and LTI opportunity as a percentage of salary remained at 75% and 150%, respectively.

Former CEO

•	For 2015, the Committee maintained the AIP and LTI awards as a percent of salary at the same levels as were in effect at the end of 2014, and approved a salary increase for the former CEO, Mr. Graham.

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•	Due to his retirement on April 30, 2015, Mr. Graham was eligible for a prorated annual incentive award for 2015 based on actual performance and prorated equity awards based on actual performance.
•	51% of Mr. Graham’s 2014 compensation was attributable to a change in retirement value, which was outside of the company’s control due to a change in the discount rate, charges to the mortality tables and Mr. Graham’s age, and does not affect the overall retirement benefit he was to receive. The change in retirement value in 2015 was due to his retirement during the year (see Summary Compensation Table for details).

•	The inclusion of Mr. Graham’s pension amount in the Summary Compensation table may distort institutional investors’and proxy advisory firms’ assessment of SJI’s pay and performance alignment.
•	See “Change in Control Agreements and Other Potential Post-Employment Payments” for further detail regarding payments and other perquisites and benefits provided to Mr. Graham at the time of retirement.

All Other NEOs

•	The Committee approved compensation increases for all other NEOs in the way of salary adjustments as well as increases in target AIP opportunities for Mr. Clark and Ms. Merritt-Epps and LTI opportunities for Mr. Clark and Mr. DuBois.

Total Compensation Mix

While there is not a specific formula for the mix of pay elements, there is greater weighting on performance-based compensation elements over fixed pay for all of the NEOs.

Pay for Performance

Actual compensation received in Fiscal 2015 reflects the company’s performance:

•	The AIP for Fiscal 2015 paid out below target due to zero payouts on financial components, with specific payouts varying by individual due to achievement against certain strategic non-financial objectives.

•	PBRS awards for the performance period ended fiscal 2015 did not pay out, as SJI performed below the threshold

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Executive Officers

performance level required to earn the award. This is the third year in a row that PBRS awards were not earned due to performance

•	The company achieved 10.0% in ROE in Fiscal 2015, which satisfied the performance hurdle of 7% ROE for 2015 TBRS grants. Grants are subject to continued time-based vesting

Other Highlights

•	Introduced “double trigger” change in control vesting
•	Increased stock ownership guidelines for each of the NEOs
•	Adopted stock holding requirements until stock ownership guidelines are met
•	Adopted a clawback policy on all incentive compensation awards

•	Implemented a policy prohibiting executives and directors from hedging or pledging company stock

Compensation Practices

The Company and the Compensation Committee regularly monitor best practices and emerging trends in executive compensation and determine what enhancements should be made to strengthen the compensation program. Below is a list of the compensation practices that are (or, where noteworthy, are not) incorporated into the current executive compensation program, which are aligned with stockholders’ interests.

Things We Do		Things We Don’t Do
✓	100% of LTI awards are performance-based	✗	Excise tax gross ups

✓	Multiple financial and stock-based metrics in incentive plans	✗	Repricing or exchange of equity awards without shareholder approval

✓	Use of absolute and relative performance measurement in incentive plans	✗	Employment agreements

✓	Caps on incentive awards	✗	Permit hedging or pledging of Company stock

✓	Stock ownership guidelines and holding requirements for all NEOs

✓	Change-in-control “double-trigger” for equity award vesting and severance benefits

✓	Clawback provisions on incentive awards

✓	Limited number of perquisites

✓	Independent compensation consultant

2016 Compensation Highlights

For fiscal 2016, the Company adopted a 162(m) Bonus Award (“162(m) Bonus”) under the 2015 Omnibus Equity

Compensation Plan which is intended to preserve tax deductibility of AIP awards paid to the CEO and all other NEOs.

Shareholder Say-on-Pay Vote and Company Response

At the Company’s Annual Meeting of Shareholders held in April 2015, shareholders were presented with a vote to approve, on an advisory basis, the compensation paid to the NEOs as disclosed in the “Compensation Discussion and Analysis” section of the proxy statement relating to that meeting (referred to as a “say-on-pay” proposal). 90 percent of the votes cast on the say-on-pay proposal voted in favor of the proposal, indicating their strong support of the executive compensation program. Consistent with the Company’s commitment to stockholders’ interests and SJI’s pay-for-performance approach, the Compensation Committee continued to examine the compensation program and make changes where warranted.

Detailed Discussion & Analysis

Executive Compensation Principles

The Company’s executive compensation program applies to all Company Officers, including NEOs and is designed to aid in achieving the Company’s strategic plan while increasing shareholder value. Executive compensation program decisions were made based on the following principles:

•	Directly and measurably link the executive compensation program to business and individual performance with a substantial portion of the compensation designed to create incentives for superior performance and meaningful consequences for below-target performance;

•	Total compensation should be competitive with peer companies to attract, retain and motivate high performing business leaders;

•	Align the interests of NEOs with shareholders so that compensation levels are commensurate with relative shareholder returns and financial performance;

•	Balance short-term and long-term financial and strategic objectives and reward NEOs for the businesses for which they are responsible and for overall Company performance, as appropriate;

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•	Maintain an independent process from management for designing, determining and monitoring executive compensation and use independent compensation consultants who report directly to the Committee;
•	Use the peer group 50th percentile as a reference point when assessing compensation levels.

2015 Compensation Components

The Company’s executive compensation structure consists of base salary, AIP and LTI. AIP and LTI are directly linked to achieving predefined short-term and long-term performance goals. Descriptions of each component of the compensation program for the NEOs are set forth below:

Pay Element	Description	Rationale
Salary	Fixed cash opportunity.	Provides compensation for role, level of responsibility and experience.
AIP	Annual cash compensation with variable payout depending on performance against pre-determined goals for the fiscal year.	Drives and incents annual performance across key financial and individual performance measures.
Long-term Incentives (“LTI”)	LTI is granted 70% in performance-based restricted stock (“PBRS”), based on Total Shareholder Return (“TSR”) vs. peers, EPS growth and ROE, and 30% in time- based restricted stock (“TBRS”) with a ROE performance hurdle.	100% performance-based vehicles ensures payout only occurs if performance is achieved. Drives long-term financial performance and shareholder value.
Benefits and Perquisites	Health and welfare benefits provided consistent with those generally provided to all employees. In addition, NEOs are also eligible for certain additional retirement and insurance- related benefits and limited perquisites(i.e., company automobile and executive physicals). See Other Benefits and Perquisites section for more detail.	Supports attraction and retention objectives and helps ensure the overall competitiveness of the compensation program vs. the market.

Specific 2015 pay decisions for each pay element were as follows:

Base Salary

The Compensation Committee determines base salaries for the NEOs each year taking into account multiple factors such as the individual’s performance and potential, breadth, scope and complexity of the role, internal equity, as well as market positioning. The Committee also considers the analyses provided by our external compensation consultants who reaffirmed that our position relative to peers is well below the median and approximates the 25th percentile of the peer group. We made changes to bring compensation closer to median. In addition, in the case of NEOs other than the CEO, the Committee takes into consideration the recommendations of the CEO.

At the beginning of 2015, the Compensation Committee approved a salary increase for Mr. Renna of 25% and salary increases for each of the other NEOs ranging from 4.7% to 27.3% effective on January 1, 2015. These salary increases were determined considering the NEO’s pay positioning around the 25th percentile of the peers, internal equity, succession planning and retention objectives, as well as expansions in an individual’s role and responsibilities. Effective May 1, 2015, in connection with his promotion to CEO, the Committee approved an additional 10% salary increase for Mr. Renna.

Named Executive Officer	Annual Base Salary for 2014 $Value	Annual Base Salary Effective 1/1/2015 $Value	Annual Base Salary Effective 5/1/2015 $Value
Michael J. Renna	400,000	500,000	550,000
Stephen H. Clark	275,000	350,000	no change
Jeffrey E. DuBois	350,000	390,000	no change
Gina Merritt-Epps	320,000	335,000	no change
Kathleen A. McEndy	275,000	300,000	no change
Edward J. Graham	721,000	775,000	n/a
Annual Incentive Plan

Each NEO had a pre-established AIP opportunity for 2015. Actual AIP awards can range from 0 to 150 percent of each NEO’s target AIP opportunity based on the achievement of the performance metrics discussed below. The 2015 target AIP award opportunity for each Named Executive is set forth below:

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Executive Officers

Target AIP Awards for the NEOs

	2014 Target AIP Awards		2015 Target AIP Awards
Named Executive Officer	% of Salary	$Value	% of Salary	$Value
Michael J. Renna	70%	280,000	75%	412,500
Stephen H. Clark	50%	137,500	60%	210,000
Jeffrey E. DuBois	60%	210,000	60%	234,000
Gina Merritt-Epps	45%	144,000	50%	167,500
Kathleen A. McEndy	60%	165,000	60%	180,000
Edward J. Graham	75%	540,750	75%	581,250

From January 1, 2015 until the effective date of his promotion on May 1, 2015, Mr. Renna’s target AIP award was $375,000. His target AIP award amount increased to $412,500 in conjunction with his salary increase upon his appointment to the CEO role.

The AIP drives and rewards short-term performance. The performance metrics used for the NEOs for 2015 were based on various metrics, including SJI economic earnings, South Jersey Gas (“SJG”) economic earnings (same as GAAP for 2015), relative ROE vs. peers, and individual balanced scorecard objectives. Performance and resulting payouts for each metric were assessed independently. Specific metrics and weightings vary by individual based on role and responsibility.

2015 AIP

Metrics and Weightings

	Economic Earnings
Named Executive Officer	SJI	South Jersey Gas (“SJG”)	Return on Equity vs. Peers	Balanced Scorecard
Michael J. Renna	75%			25%
Stephen H. Clark	50%	25%		25%
Jeffrey E. DuBois	25%	50%		25%
Gina Merritt-Epps	50%			50%
Kathleen A. McEndy	50%			50%
Edward J. Graham	75%		25%

Pay/Performance Scales and Actual Results

The annual incentive goals and payout scales are set at the beginning of the fiscal year, based on expected levels of performance for that coming year. No payment is made to our named executive officers for the economic earnings component of the annual incentive plan unless threshold performance is met. Threshold Economic Earnings performance for 2015 is set equal to our actual Economic

Earnings performance for 2014. Therefore Economic Earnings performance at or above prior year actual performance is required for any payout for our Economic Earnings component. Specific performance and the payout is interpolated between the levels.

For SJI Economic Earnings, the goals and payout scales, and actual results for 2015 were as follows:

	SJI Economic Earnings Pay/Performance Scale
	SJI Economic Earnings	SJI Economic Earnings $
Performance Level	Year-over-Year Growth	Value ($000s)	Payout as a % of Target
Maximum	≥10%	114,377	150%
Target	5%	109,178	100%
Threshold	0%	103,979	50%
Below Threshold	<0%	<103,979	0%
Actual Performance	<0%	99,000	0%

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For SJG Economic Earnings (same as GAAP for 2015), the goals and payout scales, and actual results for 2015 were as follows:

	SJG Economic Earnings Pay/Performance Scale
Performance Level	SJG Economic Earnings $Value ($000s)	Payout as a % of Target
Maximum	75,353	150%
Target	72,353	100%
Threshold	69,353	50%
Below Threshold	<69,353	0%
Actual Performance	66,578	0%

For Return on Equity vs. peers for Mr. Graham, the goals and payout scales, and actual results for 2015 were as shown below.

	Relative ROE vs. SJI Peers
Performance Level	SJI’s Percentile Positioning vs. Peers	Payout as a % of Target
Maximum	≥80th	150%
Target	50th	100%
Threshold	35th	50%
Below Threshold	<35th	0%
Actual Performance – Relative ROE	55.9	109.8%

Resulting payouts for each NEO, based on each individual’s respective weighting on financial metrics, are as follows:

	SJI Economics Earnings
Named Executive Officer	Payout as a % of Target	Weighting%	Weighted Payout as a % of Target
Michael J. Renna	0%	75%	0%
Gina Merritt-Epps	0%	50%	0%
Kathleen A. McEndy	0%	50%	0%

	SJI Economics Earnings			SJG Economics Earnings
Named Executive Officer	Payout as a % of Target	Weighting %	Weighted Payout as a % of Target	Payout as a % of Target	Weighting %	Weighted Payout as a% of Target	Total Weighted Payout as a% of Target
Stephen H. Clark	0%	50%	0%	0%	25%	0%	0%
Jeffrey E. DuBois	0%	25%	0%	0%	50%	0%	0%

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	SJI Economics Earnings			Relative ROE vs. Peers
Named Executive Officer	Payout as a % of Target	Weighting%	Weighted Payout as a % of Target	Payout as a % of Target	Weighting %	Weighted Payout as a % of Target	Total Weighted Payout as a % of Target%
Edward J. Graham	0%	75%	0%	109.8%	25%	27.45%	27.45%*

*Mr. Graham’s payment is prorated due to his retirement on April 30, 2015.

2015 Balanced Scorecard Summary Objectives

In addition to the financial performance components used to determine the AIP awards described above, awards to NEOs, other than the former CEO, are based on individual balanced scorecard performance. An individual balanced scorecard (“BSC”) is a strategic performance management tool that has four quadrants that may be used to measure financial and non-financial goals. The BSC measures may include financial, customer, process and learning and growth.

The CEO’s goals for the year included establishing long-term vision and strategy, executive team development and building strong relationships with the Board and all stakeholders. For 2015, the remaining Named Executive Officers goals were aligned with the strategic business plan.

Fiscal 2015 Performance highlights for the Named Executive Officers:

Michael J. Renna

•	Developed strategic vision and 5 year plan supporting the vision

•	Established leadership team and foundation for organizational development and cultural change

•	Enhanced communication to all stakeholders and developed consistent SJI message

•	Built analytical capability and expanded reports for executive decision making

Steven H. Clark

•	Implemented strategy to enhance capital structure and liquidity

•	Achieved key regulatory initiatives

•	Enhanced performance of key functional areas through the implementation of new systems and incorporating those systems into the organization’s process and procedures

•	Created development and succession plans for key employees

Jeffrey E. DuBois

•	Focused on improving customer service through resource allocation and successful implementation of the Enterprise Work and Asset Management system

•	Created and supported the organization required for successful completion of AIRP/SHARP infrastructure programs

•	Completed evaluation of the need for a rate case and initiated preparation

•	Created succession plan and related developments plans

Gina M. Merritt-Epps

•	Managed legal expenses and exposure

•	Provided effective legal advice to Board of Directors and senior management on legal and regulatory matters and monitored environmental remediation and exposure

•	Improved Corporate legal processes

•	Continued to enhance legal and business knowledge

Kathleen A. McEndy

•	Developed and executed effective succession planning and leadership development processes

•	Implemented a talent strategy to attract and retain talent for current and future business needs

•	Effectively managed human capital infrastructure processes and projects including implementation of an HRIS system

•	Developed integrated stakeholder relations capability

BSC objectives are predefined at or close to the beginning of the calendar year in which they are to be performed. The objectives are tied to business plans for the applicable year. The Compensation Committee approves the objectives for the CEO at the beginning of the year and assesses his performance at the close of the calendar year based on a review of his performance in comparison to his specific goals. The BSC for the other Named Executive Officers is determined based on the CEO’s review of each entity’s business initiatives and individual performance assessments that are then ratified by the Compensation Committee. The Compensation Committee approves the BSC payment of the AIP for each Named Executive Officer.

Payment for achieving balanced scorecard objectives range from 0% at below threshold, 50% at threshold, 100 percent at target to 150 percent at maximum. Payment for achieving results between these levels is interpolated.

The level of performance achieved for each BSC objective is dependent upon the terms of the objective itself, relative to each NEO’s performance. Based on the performance level achieved, the NEOs received the following BSC ratings for 2015 individual performance and weighted payouts:

Named Executive Officer	Actual BSC Performance Rating	Payout as a % of Target	Weighting %	Weighted Payout as a % of Target
Michael J. Renna	3.25	110%	25%	27.5%
Stephen H. Clark	3.45	110%	25%	27.5%
Jeffrey E. DuBois	3.23	105%	25%	26.25%
Gina Merritt-Epps	3.00	100%	50%	50.0%
Kathleen A. McEndy	3.45	110%	50%	55.0%

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Actual AIP Payouts

There was no payout for any financial metric for the NEOs. The 2015 AIP target opportunity for each NEO and actual payout is set forth below:

Named Executive Officer	Target AIP Opportunity	SJI Economic Earnings Weighted % Payout	BSC Objectives Weighted % Payout	Total Payout as a % of Target	Total AIP Award Received for 2015 Performance
Michael J. Renna	412,500	0%	27.5%	27.5%	113,437
Gina Merritt-Epps	167,500	0%	50.0%	50.0%	83,750
Kathleen A. McEndy	180,000	0%	55.0%	55.0%	99,000

Named Executive Officer	Target AIP Opportunity	SJI Economic Earnings Weighted % Payout	SJG Economic Earnings Weighted % Payout	BSC Objectives Weighted % Payout	Total Payout as a % of Target	Total AIP Award Received for 2015 Performance
Stephen H. Clark	210,000	0%	0%	27.5%	27.5%	57,750
Jeffrey E. DuBois	234,000	0%	0%	26.25%	26.25%	61,425

Named Executive Officer	Target AIP Opportunity	Economic Earnings Weighted % Payout	Relative ROE vs. Peers Weighted % Payout	Total Payout as a % of Target	Total AIP Award Received for 2015 Performance*
Edward J. Graham	581,250	0%	27.45%	27.45%	53,184

.

* Mr. Graham’s payment is prorated due to his retirement on April 30, 2015.

Long-Term Incentives

Awards Granted in 2015

For 2015, the LTI component of the executive compensation program for NEOs consists of 70% performance-based restricted stock (“PBRS”) grants and 30% time-based restricted stock (“TBRS”) with a performance hurdle.

2015 PBRS Award

PBRS are earned based on the following performance measures:

•	40% based on the Company’s three-year total shareholder return (“TSR”) vs. peer group performance
•	30% based on three-year compound annual economic EPS growth
•	30% based on three-year average Return on Equity (“ROE”)

TSR directly ties to shareholder return and economic EPS growth and ROE are financial measures that link awards to longer-term operating performance and financial goals.

The relative TSR goals are set at levels consistent with market practice for similar relative TSR based long term performance awards.

The economic EPS and ROE goals are set at levels that require long term growth for any payouts to be received for these components.

The PBRS goals and payout scales are set at the beginning of the three-year performance period. The Committee has developed a schedule to determine the actual amount of the LTI awards earned, evaluated for each measure separately, as shown below. Specific performance and the resulting payout will be interpolated between the levels indicated below. PBRS can be earned from 0 to 200 percent of target shares granted.

Provided below are the pay-and-performance scales for the 2015 PBRS awards:

	TSR vs. SJI Peers
Performance Level	SJI’s 3-Year TSR Percentile Positioning vs. Peers	Payout as a %of Target
Maximum	≥99th	200%
Stretch	80th	150%
Target	50th	100%
Threshold	35th	50%
Below Threshold	<35th	0%

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Executive Officers

	Compound Annual Economic EPS Growth
Performance Level	SJI’s 3-Year Compound Annual EPS Growth	Payout as a %of Target
Maximum	≥10%	200%
Target	6%	100%
Threshold	2%	50%
Below Threshold	<2%	0%

	Average ROE
Performance Level	SJI’s 3-Year Average ROE	Payout as a %of Target
Maximum	≥15%	200%
Target	11%	100%
Threshold	9%	50%
Below Threshold	<9%	0%

2015 TBRS Award

TBRS grants made in 2015 vest in three equal installments in March 2016, January 2017 and January 2018, subject to achieving the performance hurdle of 7% ROE in 2015. Actual

ROE for 2015 was 10%, exceeding the ROE performance hurdle. The 2015 TBRS grants are subject to continued time-based vesting.

Fiscal 2015 LTI Award Opportunities

For 2015, the Compensation Committee considered the data provided by the external compensation consultants which reaffirmed that total compensation for the NEOs is well below market median and generally around the 25th percentile. In particular, the LTI target opportunities are below market. Given the relatively low market pay position and considering pay for performance alignment, the Committee approved LTI increases for Messrs. Renna, Clark and DuBois. In addition, upon Mr. Renna’s promotion to CEO. The Committee approved an incremental LTI grant on May 1, 2015 resulting from his increased salary, pro-rated for his time served as CEO.

	2014 Target LTI		2015 Target LTI
Named Executive Officer	% of Salary	$Value	% of Salary	$Value
Michael J. Renna	100%	400,000	150%	825,000
Stephen H. Clark	60%	165,000	70%	245,000
Jeffrey E. DuBois	80%	280,000	100%	390,000
Gina Merritt-Epps	70%	224,000	70%	234,500
Kathleen A. McEndy	70%	192,500	70%	210,000
*Edward J. Graham	150%	1,081,500	150%	1,162,500

*Mr. Graham’s award will be based on actual performance and prorated based on his April 30, 2015 retirement date.

Details with respect to the number of shares, stock prices on the date of grant and grant date values for the NEOs 2015 LTI grants are provided in the “Grants of Plan-Based Awards and Outstanding Equity Awards tables”.

Fiscal 2013 LTI Grant Payout

The LTI goals and payout scales are set prior to the beginning of the upcoming three-year performance cycle. Specifically, for the LTI performance cycle ended in fiscal 2015, goals were set prior to the beginning of fiscal 2013 and were based 50% on three-year TSR and 50% on three-year EPS performance, both relative to peers. The relative LTI goals were set at appropriate levels that fully supported the pay-for-performance philosophy. In addition, the relative goals are consistent with typical market practices among companies also setting LTI goals relative to peers.

30 |	South Jersey Industries, Inc. - 2016 Proxy Statement

Executive Officers

	Relative TSR and EPS vs. SJI Peers
Performance Level	SJI’s Percentile Positioning vs. Peers	Payout as a %of Target
Maximum	≥80th	150%
Target	50th	100%
Threshold	35th	50%
Below Threshold	<35th	0%
Actual Performance – Relative TSR	<35th	0%
Actual Performance – Relative EPS	<35th	0%

For the three-year performance cycle ended December 31, 2015 (Fiscal 2013 LTI grant cycle), the Company’s total shareholder return and earnings per share in comparison with the peer group was below the threshold level of performance required to earn a payout. Therefore, for the third year in a row, the PBRS grants have not paid out, reflective of SJI’s pay-for-performance approach.

Other Compensation-Related Items - Benefits and Perquisites

Each of the NEOs is eligible for other employee benefit plans generally available to all employees (e.g., qualified pension plan, deferred compensation plan, major medical and health insurance, disability insurance, 401(k) Plan) on the same terms as all other employees. In addition to those benefits, NEOs are eligible for the following benefits:

Non-Qualified Supplemental Retirement Plan (the “SERP”)

•	NEOs, who are 50 years of age or older, are also covered by a supplemental retirement plan (the “SERP”). Compensation under the SERP is considered as base salary plus annual incentives. Mr. Renna and Ms. Merritt-Epps are currently not eligible for the SERP because they have not met the age requirement. See Pension Benefits Table section for further detail.

Supplemental Saving Plan Contributions

•	The Internal Revenue Code limits the contributions that may be made by, or on behalf of, an individual under defined contribution plans such as the Company’s 401(k) Plan. NEOs are reimbursed the amount of Company contributions that may not be made because of this limitation. Amounts paid pursuant to this policy are included in the Summary Compensation Table.

Disability Insurance

•	NEOs are eligible for short-term disability benefits equal to 100% of the NEOs base salary for a certain period of time depending on years of service. Long-term disability (LTD) begins upon the expiration of temporary disability benefits and is generally paid at a rate of 60% of the NEO’s base salary.

Group Life Insurance

•	NEOs are provided with both group life insurance and 24-Hour Accident Protection coverage. The insurance premiums for these benefits are paid by the Company and the NEO is responsible for resultant federal, state or local income taxes. Amounts paid pursuant to this policy are included in the Summary Compensation Table.

Supplemental Survivor’s Benefit

•	Upon the death of any NEO while employed by the Company, his/her surviving beneficiary shall receive a lump sum payment of $1,000 to be paid as soon as practical following the NEOs’ death. The surviving beneficiary will receive a lump sum death benefit based upon years of service with the Company in the amounts of six months base salary for 10-15 service years; nine months base salary for 15-25 service years; and 12 months base salary for 25+ service years. Such payment is offset by proceeds from the NEOs’ retirement plans in the year of death.

Other Benefits and Perquisites

•	NEOs are provided an automobile to be used for business and at the NEO’s discretion, for commuting and other non-business purposes. Each NEO is responsible for any federal and/or state income taxes that result from non-business usage.

•	The Company provides NEOs with an annual physical examination at the Company’s expense.

•	The former CEO also received additional perquisites as described in more detail in “Change of Control Agreements and Other Potential Post-Employment Payments”.

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Executive Officers

Approach for Developing the Executive Compensation Program

Role of the Compensation Committee

SJI’s executive compensation program is administered by the Committee. The Committee members meet the New York Stock Exchange’s independence standards. In determining the independence of members of the Compensation Committee, the Board considers all factors specifically relevant to determining whether the director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including: (i) the source of the director’s compensation, including any consulting, advisory or other compensation fees; and (ii) any affiliate relationships between the director and the Company or any of its subsidiaries. In accordance with its charter, the Committee sets the principles and strategies that guide the design of the employee compensation and benefit programs for the NEOs.

The Committee annually evaluates the CEO’s performance. Taking these performance evaluations into consideration, along with recommendations from the compensation consultant (discussed below), the Committee then establishes and approves compensation levels for the CEO, including annual base salary and AIP and long-term stock incentive awards. The Committee also reviews recommendations from the CEO regarding the CEO’s evaluation of, and pay recommendations for, the other NEOs. The Committee evaluates and approves the recommendations, as appropriate. All performance goals for the NEOs’ AIP awards are established at the beginning of each year for use in the performance evaluation process. The Committee reviews direct compensation (base salary, AIP and long-term incentives) annually. The Committee meets regularly in executive sessions without members of management present to evaluate the executive compensation program and reports regularly to the Board of Directors on its actions and recommendations.

The Committee reviews indirect compensation (non-qualified retirement plan and other benefits and change in control agreements) on a 3-year cycle, or more frequently, if warranted, based on market conditions and the recommendation of the executive compensation consultant, ClearBridge Compensation Group, LLC (“ClearBridge”).

Role of Independent Consultants

To assist the Committee in its evaluation of the executive compensation program for 2015, the Committee retained an independent compensation consultant, ClearBridge Compensation Group, LLC (“ClearBridge”). ClearBridge’s role as independent advisor to the Committee includes:

•	Provide research, analyses and design expertise in developing compensation programs for executives and incentive programs for eligible employees

•	Review management recommendations to ensure alignment with business and compensation objectives

•	Keep the Committee apprised of regulatory developments and market trends related to executive compensation practices

•	Attend Committee meetings to provide information and recommendations regarding the executive compensation program. Be available to participate in executive sessions and communicate with the Committee between meetings, as appropriate

During 2015, in connection with its triennial review of indirect compensation, the Committee also retained an independent benefits consultant, Pinnacle Financial Group (“Pinnacle”). Pinnacle examined all components of the executive benefits program and provided an analysis of how the benefits compare with peers and the broad market.

The Committee reviewed its engagement with ClearBridge and Pinnacle and believes there are no conflicts of interest between these firms and the Committee. In reaching this conclusion, the Committee considered the factors regarding compensation advisor independence set forth in the SEC rule effective July 27, 2012 and the NYSE proposed listing standards released on September 25, 2012 that were adopted by the SEC on January 11, 2013.

Role of the Compensation Peer Group

Along with reviewing the executive compensation program, the Committee reviews and determines the appropriate peer group companies for benchmarking purposes. Consistent with the goal of providing competitive compensation, the executive compensation programs are compared to those programs in place at identified peer companies. For 2015, the Committee, in consultation with ClearBridge, selected a peer group that was comprised of 11 similarly sized gas and multi-utility companies with comparable revenue and market capitalization. The peer group consists of the following companies:

Avista Corp.	Black Hills Corporation	Laclede Group, Inc.
New Jersey Resources Corp.	Northwest Natural Gas Co.	Piedmont Natural Gas Co.
Questar Corporation	Southwest Gas Corporation	UIL Holdings
Vectren Corp.	WGL Holdings, Inc.

This peer group was consistent with the peer group used in 2014, with the following exceptions: Avista Corp. was added given its size and business relevance and Energen Corporation was removed due to the sale of its natural gas business to Laclede Group. For fiscal 2016, the peer group was further revised to add NorthWestern Corporation given its size and business relevance.

The company used the above peer group for purposes of benchmarking salary, AIP, LTI, and TDC. The Committee relied on the peer group for all formal benchmarking. The Committee believes that the peer group data and industry compensation studies give the Committee an independent and accurate view of the market “value” of each position on a comparative basis. While the Company does not target any particular percentile.

32 |	South Jersey Industries, Inc. - 2016 Proxy Statement

at which to align pay, the Committee uses the peer group 50th percentile as a reference point when assessing compensation levels. The purpose of referencing the 50th percentile is to inform the Company of the relevant competitive market when making pay decisions and enable the Company to attract and retain qualified executives while at the same time protecting shareholder interests. Although the 50th percentile is used as a reference point, actual levels of pay depend on a variety of factors such as experience and individual and Company performance. Based on this information from ClearBridge and the performance evaluations (See “Role of the Compensation Committee” for more detail), the Committee determines the salary, target AIP, LTI and TDC for each NEO.

Change in Control/Severance Agreements

SJI has not entered into separate employment agreements with any employee, including any of the NEOs. Instead, the Company has an Officer Severance Plan to provide certain benefits to Company Officers, including the NEOs, upon an involuntary termination without cause by the Company or resignation for good reason by the NEO, absent a change in control. The Company has also adopted a separate Change in Control plan which provides the Company’s senior executive officers, including the NEOs, with certain severance benefits upon a qualifying termination following a change in control. Further details regarding the severance and change in control benefits are provided under the “Change of Control Agreements and Other Potential Post-Employment Payments” section.

Effective with the 2015 LTI grants, equity award agreements provide for “double trigger” vesting upon a change in control. Further, under the 2015 Omnibus Equity Compensation Plan, in the event of a termination by the Company without Cause, or if the employee terminates employment for Good Reason, in either case within 12 months following a Change in Control, outstanding awards will become fully vested as of the date of such termination. However, if the vesting of any such award is based on performance, the applicable Award Agreement shall specify how the award will become vested. See “Change of Control Agreements and Other Potential Post-Employment Payments” section for further details.

Stock Ownership Guidelines and Holding Requirements

The Company has stock ownership guidelines in place for NEOs to reinforce alignment with shareholders. The stock ownership guidelines were increased effective in 2015.

Beginning in 2015, the CEO stock ownership guideline is 5 times the CEO’s annual base salary, representing an increase from 3 times salary. Mr. Renna’s guideline as President and COO was 2 times his annual base salary. In conjunction with his appointment to CEO, Mr. Renna’s guideline was increased to 5 times annual base salary. All other NEOs are required to own shares of Company common stock with a market value equal to a minimum of 2 times their annual base salary (increase from 1.5 times in 2014). NEOs have six years to achieve their ownership guidelines. As of December 31, 2015, all NEOs are in compliance with the ownership guidelines.

Additionally, a stock holding period has been introduced in 2015 that requires all of the NEOs to retain at least 50 percent of vested and/or earned shares, net of taxes, until their new stock ownership guideline has been met.

Clawback Policy

Effective January 2015, the company adopted a clawback policy that applies to all annual incentive awards and long-term equity awards held by Officers in the event of a material negative financial restatement due to fraud, negligence, or intentional misconduct.

Anti-Hedging and Anti-Pledging Policies

Effective January 2015, the company adopted anti-hedging and anti-pledging policies that prohibit the Officers from engaging in any hedging or monetization transactions with respect to the Company’s securities.

Other Compensation-Related Matters

Accounting for Share-based Compensation

Share-based compensation including restricted stock, restricted stock units and performance share awards are accounted for in accordance with Financial Accounting

Standards Board Accounting Standards Codification Topic 781 (“ASC Topic 718”), Compensation – Stock Compensation.

Impact of Tax Treatment on Compensation

Section 162(m) of the Internal Revenue Code limits the deduction allowable for compensation paid to certain of the NEOs up to $1 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. The policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Company intends for certain awards earned under the 2012 Annual Incentive Plan, the 1997 Stock-Based Compensation Plan, and the 2015 Omnibus Equity Compensation Plan to qualify as performance-based compensation and are therefore excluded from the $1 million limitation. The Committee monitors, and will continue to monitor, the effect of Section 162(m) on the deductibility of such compensation and intends to optimize the deductibility of such compensation to the extent deductibility is consistent with the objectives of SJI’s executive compensation program. The Committee weighs the benefits of full deductibility with the other objectives of the executive compensation program and, accordingly, reserves the right to pay the Company’s employees, including NEOs, other amounts which may or may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code.

South Jersey Industries, Inc. - 2016 Proxy Statement	| 33

Risk Assessment

Taking carefully considered risk is an integral part of any business strategy; and, therefore, the executive compensation policies are not intended to eliminate all risk. However, the incentive compensation pay policies are designed to mitigate risk-taking that is short sighted or excessive. Through a combination of incentive compensation that has a short and long-term focus, the Company balances the competing interests of incentive compensation. Further, the metrics are quantitative and more than one metric is used to measure achievement against performance objectives. Payout schedules related to the metrics are measured after the completion of the appropriate time horizon to ensure a full assessment of the metric. Further, in formulating and reviewing the executive compensation policies, the Committee considers whether the policy’s design encourages excessive risk-taking and attaches specific measurable objectives to the extent possible.

During 2015, the Company, consisting of a team from the Human Resources and Risk Management departments, conducted a comprehensive assessment of the compensation programs administered by the Company and each of its subsidiaries. These evaluations focused on potential risks inherent in the compensation programs. Having reviewed the extensive risk assessment conducted by the Company, the Committee determined that the compensation programs are not reasonably likely to have a material adverse effect upon the Company and do not encourage unnecessary or excessive risk.

Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)	Non-Equity Incentive Plan Compensation ($) (2)	(Change in Pension Value and Nonqualified Compensation Earnings ($) (3)	All Other Compensation (#) (4)	Totals (5)($)
Michael J. Renna	2015	528,846	—	786,842	113,437	—	20,373	1,449,498
President and Chief Executive Officer	2014	398,116	—	346,892	322,210	144,000	17,118	1,228,336
	2013	329,308	—	203,638	137,250	—	15,586	685,782
Stephen H. Clark	2015	347,692	—	237,627	57,750	347,000	20,541	1,010,610
Senior Vice President and Chief Financial Officer	2014	275,000	—	143,115	161,477	663,000	18,078	1,260,670
	2013	234,327	—	43,814	62,100	68,000	15,772	424,013
Jeffrey E. DuBois	2015	388,769	—	378,305	61,425	202,000	22,874	1,053,374
Executive Vice President SJI and President SJG	2014	349,192	—	242,844	249,113	1,076,000	37,616	1,954,765
	2013	319,758	—	194,226	138,217	136,000	15,888	804,089
Gina Merritt-Epps	2015	334,539	—	227,453	83,750	—	22,441	668,183
Senior Vice President, General Counsel and Corporate Secretary	2014	319,536	—	194,266	166,230	—	21,500	701,532
	2013	302,140	—	176,404	90,251	—	20,801	589,596
Kathleen A. McEndy	2015	299,231	—	203,729	99,000	105,000	23,663	730,623
Senior Vice President and Chief Administrative Officer

Edward J. Graham	2015	278,531	—	1,127,658	53,184	978,000	49,309	2,486,682
Former Chairman and Chief Executive Officer	2014	720,435	—	937,891	689,456	2,482,000	34,176	4,863,958
	2013	699,308	—	830,655	393,750	—	45,517	1,969,230

(1)	Represents the full grant date fair value of awards in connection with the grants of performance-based restricted stock (PBRS) and time-based restricted stock with a performance hurdle (TBRS), calculated in accordance with FASB ASC Topic 718. See Footnote 2 of the Company’s financial statements for additional information, including valuation assumptions used in calculating the fair value of the award. For 2015, these numbers represent $544,087 of PBRS and $242,755 of TBRS for Mr. Renna, $164,141 of PBRS and $73,486 of TBRS for Mr. Clark, $261,329 of PBRS and $116,976 of TBRS for Mr. DuBois, $157,091 of PBRS and $70,362 of TBRS for Ms. Meritt-Epps, $140,733 of PBRS and $62,996 of TBRS for Ms. McEndy, and $778,910 of PBRS and $348,748 of TBRS for Mr. Graham. Mr. Graham’s awards will be based on actual performance and will be prorated based on his April 30, 2015 retirement date.

(2)	This amount represents the annual incentive awards paid out to each Named Executive Officer with respect to 2013, 2014 and 2015 performance under the Company’s Annual Incentive Plan. For Mr. Graham, the 2015 annual incentive award is a prorated amount based on his April 30, 2015 retirement date.

(3)	Amounts in this column represent the aggregate change in the actuarial present value of each NEO’s accumulated benefit in the SERP and Retirement Plan for Employees of South Jersey Industries, Inc. Mr. Renna and Ms. Merritt-Epps are not currently eligible for the SERP. The SERP covers Officers of South Jersey Industries who have attained age 50.

(4)	Includes employer contributions to the Company’s 401(k) Plan, reimbursement for 401(k) contributions limited by Internal Revenue Code, the value of group life insurance and other perquisites. The 2015 values for these items are listed below:

(5)	51% of Mr. Graham’s 2014 compensation was attributable to a change in retirement value, which was outside of the company’s control and does not affect the overall retirement benefit he was to receive. The change in retirement value in 2015 was due to his retirement during the year (see Summary Compensation Table for details). The inclusion of Mr. Graham’s pension amount in the Summary Compensation Table may distort institutional investors’ and proxy advisory firms’ assessment of SJI’s pay and performance alignment.

34 |	South Jersey Industries, Inc. - 2016 Proxy Statement

All Other Compensation

As of Fiscal Year End 2015

	Michael J. Renna	Stephen H. Clark	Jeffrey E. DuBois	Gina Merritt-Epps	Kathleen A. McEndy	Edward J. Graham
401(k) Plan	$6,885	$7,733	$7,950	$7,201	$9,000	$5,456
401(k) Reimbursement	4,143	450	2,676	2,381	573	13,813
Group Life Insurance	1,650	3,231	3,692	1,115	4,319	2,686
Perquisites (a)	7,695	9,127	8,556	11.744	9,770	27,354
Total Value	$20,373	$20,541	$22,874	$22,441	$23,663	$49,309

(a)	The amounts of the perquisites reflect the value of the Company-provided automobile for each NEO, as well as the value of Mr. Graham’s car, phone, and computer provided at the time of his retirement.

Grants of Plan-Based Awards

The following table sets forth certain information concerning the grant of awards made to the Named Executive Officers during the year ended December 31, 2015.

Grants of Plan-Based Awards - 2015

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts of Shares Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Awards ($/Sh)	Awards ($) (3)
Michael J. Renna	1/1/2015(4)	0	412,500	618,750	0	17,818	35,636	—	—	502,521
	1/1/2015(5)					7,636		—	—	224,995
	5/1/2015(6)				0	1,584	3,168	—	—	41,566
	5/1/2015(7)					678		—	—	17,760
Stephen H. Clark	1/1/2015(4)	0	210,000	315,000	0	5,820	11,640	—	—	164,141
	1/1/2015(5)					2,494		—	—	73,486
Jeffrey E. DuBois	1/1/2015(4)	0	234,000	351,000	0	9,266	18,532	—	—	261,329
	1/1/2015(5)					3,970		—	—	116,976
Gina Merritt-Epps	1/1/2015(4)	0	167,500	251,250	0	5,570	11,140	—	—	157,091
	1/1/2015(5)		—			2,388		—	—	70,362
Kathleen A.	1/1/2015(4)	0	180,000	270,000	0	4,990	9,980	—	—	140,733
McEndy	1/1/2015(5)					2,138		—	—	62,996
Edward J. Graham	1/1/2015(4)	0	581,250	871,875	0	27,618	55,236	—	—	778,910
	1/1/2015(5)					11,836		—	—	348,748

(1)	Amounts represent potential cash awards payable to our NEOs determined by the level of performance achieved against the 2015 goals. Actual cash awards paid to our NEOs for 2015 performance are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Represents the possible payout of shares of the performance-based restricted stock grants and time-based restricted stock grants with a performance hurdle to each NEO.

(3)	Represents the full grant date fair value of the grants of restricted stock calculated in accordance with FASB ASC Topic 718. See Footnote 1 of the financial statements for additional information, including valuation assumptions used in calculating the fair value of the awards.

(4)	Represents performance-based restricted stock grants with a performance period from 2015-2017. For Mr. Graham, the final award will be based on actual performance and prorated to his retirement date April 30, 2015.

(5)	Represents the time-based restricted stock grants subject to a 1-year ROE performance hurdle. Number of shares represents where award will pay out if the performance hurdle is achieved. There are no threshold/maximum levels for the award. If the performance hurdle is not achieved, the award will not vest. For Mr. Graham, the final award will be based on actual performance and prorated to his retirement date April 30, 2015.

(6)	Represents performance-based restricted stock granted to Mr. Renna in connection with his promotion to CEO.

(7)	Represents time-based restricted stock with a performance hurdle granted to Mr. Renna in connection with his promotion to CEO.

South Jersey Industries, Inc. - 2016 Proxy Statement	| 35

Equity Awards

The following table sets forth certain information concerning outstanding restricted stock awards for the Named Executive Officers as of December 31, 2015

Outstanding Equity Awards at Fiscal Year-End - 2015 Stock Awards

Name	Year		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Michael J. Renna	2015	(3)	—	—	17,818	419,079
	2015	(4)	—	—	7,636	179,599
	2015	(3)	—	—	1,584	37,256
	2015	(4)	—	—	678	15,947
	2014	(5)	—	—	14,296	336,242
	2013	(6)	—	—	8,524	200,484
Stephen H. Clark	2015	(3)	—	—	5,820	136,886
	2015	(4)	—	—	2,494	58,659
	2014	(5)	—	—	5,898	138,721
	2013	(6)	—	—	1,834	43,136
Jeffrey E. DuBois	2015	(3)	—	—	9,266	217,936
	2015	(4)	—	—	3,970	93,374
	2014	(5)	—	—	10,008	235,388
	2013	(6)	—	—	8,130	191,218
Gina Merritt-Epps	2015	(3)	—	—	5,570	131,006
	2015	(4)	—	—	2,388	56,166
	2014	(5)	—	—	8,006	188,301
	2013	(6)	—	—	7,384	173,672
Kathleen A. McEndy	2015	(3)	—	—	4,990	117,365
	2015	(4)	—	—	2,138	50,286
	2014	(5)	—	—	6,880	161,818
	2013	(6)	—	—	3,972	93,421
Edward J. Graham(7)	2015	(3)	—	—	27,618	649,575
	2015	(4)	—	—	11,836	278,383
	2014	(5)	—	—	38,652	909,095
	2013	(6)	—	—	34,770	817,790

(1)	Represents grants of performance-based restricted stock at target performance and time-based restricted stock assuming the performance hurdle is met. Actual performance-based restricted stock awarded could range from 0 percent to 150 percent of target performance for 2013 and 2014. For 2015 performance-based restricted stock, actual awards could range from 0 percent to 200 percent of target performance. For 2015 time based restricted stock, no stock will vest if the performance hurdle is not achieved.

(2)	Market value of Company common stock at December 31, 2015 was $23.52 and was used to calculate market value.

(3)	These awards consist of performance-based restricted stock that would vest in March 2018 if the performance criteria are satisfied. The number of shares is shown at target level assuming the performance criteria are satisfied.

(4)	These awards consist of time-based restricted stock with a 1-year performance hurdle. The performance hurdle has been satisfied, and the awards will vest in three equal installments in March 2016, January 2017 and, January 2018. The number of shares is shown at target level. For Mr. Graham, final award will be based on actual performance and prorated to his April 30, 2015 retirement date.

(5)	These awards consist of performance-based restricted stock that would vest in March 2017 if the performance criteria are satisfied. The number of shares is shown at target level assuming the performance criteria are satisfied. For Mr. Graham, final award will be based on actual performance and prorated to his April 30, 2015 retirement date.

(6)	These awards consist of performance-based restricted stock for the 2013-2015 performance cycle. They will not vest in March 2016 given the performance criteria have not been satisfied. The number of shares is shown at target level.

(7)	Amounts shown in the table above reflect values at December 31, 2015. Due to Mr. Graham’s retirement effective April 30, 2015, the actual value of his equity awards will be pro-rated based on his retirement date. See Change In Control Agreements and other Post-Employment Payments for futher details.

36 |	South Jersey Industries, Inc. - 2016 Proxy Statement

Stock Vesting - 2015

The following table sets forth certain information concerning the vesting of restricted stock for the Company’s Named Executive Officers during the year ended December 31, 2015. No options are outstanding and none were exercised by the NEOs during the year ended December 31, 2015.

Stock Vested – 2015

Stock Awards

Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Michael J. Renna	0	0
Stephen H. Clark	0	0
Jeffrey E. DuBois	0	0
Gina Merritt-Epps	0	0
Kathleen A. McEndy	0	0
Edward J. Graham	0	0

(1)	Performance based restricted stock awards for 2015 were forfeited since performance targets were not achieved.

Pension Benefits Table

Name	Plan Name (1) (2)	Number of Years Credited Service Under Plan at FAS Measurement Date	Present Value of Accumulated Benefit (3)	Payments During Last Fiscal Year
	Retirement Plan for	17	$ 436,000	$ 0
	Employees of SJI
Michael J. Renna (4)
	SJI Supplemental	N/A	N/A	N/A
	Executive Retirement Plan
	Retirement Plan for	18	$ 701,000	$ 0
	Employees of SJI
Stephen H. Clark
	SJI Supplemental	19	$ 1,452,000	$ 0
	Executive Retirement Plan
	Retirement Plan for	28	$ 1,037,000	$ 0
	Employees of SJI
Jeffrey E. DuBois
	SJI Supplemental	29	$ 3,189,000	$ 0
	Executive Retirement Plan
	Retirement Plan for	N/A	N/A	N/A
	Employees of SJI
Gina Merritt-Epps (4)
	SJI Supplemental	N/A	N/A	N/A
	Executive Retirement Plan
	Retirement Plan for	N/A	N/A	N/A
	Employees of SJI
Kathleen A. McEndy
	SJI Supplemental	3	$ 612,000	$0
	Executive Retirement Plan
	Retirement Plan for	32	$ 1,290,000	$ 51,000
	Employees of SJI
Edward J. Graham
	SJI Supplemental	33	$ 11,299,000	$ 442,000
	Executive Retirement Plan

(1)	The South Jersey Industries, Inc. Supplemental Executive Retirement Plan (the “SERP”) provides benefits to officers of South Jersey Industries who have attained age 50.

A participant is eligible for a normal retirement benefit under the SERP after having attained age 60. We base the normal retirement benefit on 2 percent of the participant’s “final average compensation” multiplied by years of credited service (up to 30 years), plus an additional 5 percent of final average compensation. “Final average compensation” is the average of the participant’s base pay plus annual incentive award for the highest three years in the final six years of employment.

Eligibility for the Retirement Plan for Employees of SJI begins after one year of service. Eligibility for the SJI Supplimental Executive Retirement Plan begins upon achieving age 55 and considers service from date of hire.

South Jersey Industries, Inc. - 2016 Proxy Statement	| 37

A participant is eligible for an early retirement benefit under the SERP after having attained age 55. A participant’s early retirement benefit equals his or her normal retirement benefit reduced by 2 percent per year. The SERP benefit for officers hired on or after July 1, 2003 reflects a reduction for the annuity equivalent of the employer provided benefit under the Company’s 401(k) Plan.

The SERP’s normal form of payment is a life annuity with six years guaranteed.

(2)	The Retirement Plan for Employees of South Jersey Industries, Inc. (the “Retirement Plan”) provides benefits to non-bargaining employees who were hired before July 1, 2003. The plan defines Normal Retirement Age as age 65. A Participant is eligible for a non-reduced benefit under the Retirement Plan after having attained age 60 with 5 years of service. We base the normal retirement benefit on the sum of (a) the participant’s accrued benefit as of September 30, 1989 increased 5 percent per year thereafter, and (b) 1.00 percent of the participant’s “final average compensation” plus 0.35 percent of the participant’s final average compensation in excess of covered compensation, multiplied by years of credited service after September 30, 1989 (up to 35 years less credited service as of September 30, 1989). “Final average compensation” is the average of the participant’s base pay plus commissions for the highest three years of the final six years of employment immediately preceding retirement, as defined by the plan.

A participant is eligible for an early retirement benefit under the Retirement Plan after having attained age 55 and completed five years of service. A participant’s early retirement benefit equals his or her normal retirement benefit reduced by 2 percent per year prior to age 60.

The Retirement Plan’s normal form of payment is a life annuity with six years guaranteed.

(3)	We base present values for participants on a 4.83 percent discount rate and RP-2015 bases table with MP-2015 generational projection scale (postretirement only), and no preretirement decrements.

(4)	Mr. Renna and Ms. Merritt Epps are not currently eligible for the SERP. The SERP covers officers of South Jersey Industries who have attained age 50. Both Mr. Renna and Ms. Merritt-Epps are not eligible until 2017.

Nonqualified Deferred Compensation Table

The following table sets forth certain information regarding the Company’s Restricted Stock Deferral Plan, which represents the Company’s only non-tax-qualified deferred compensation program. The Restricted Stock Deferral Plan permits the deferral of fully vested shares of restricted stock earned by the Company’s

NEOs pursuant to previously issued performance-based, restricted stock grants. The Company does not make contributions to the plan, and all earnings referenced in the table represent dividends paid on outstanding shares of common stock.

Name	Plan Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals Distributions	Aggregate Balance at Last FYE (1) (3)
Michael J. Renna	Restricted Stock	—	—	—	—	—
	Deferral Plan
Stephen H. Clark	Restricted Stock	—	—	—	—	—
	Deferral Plan
Jeffrey E. DuBois	Restricted Stock	—	—	—	290,040	—
	Deferral Plan
Gina Merritt-Epps	Restricted Stock	—	—	2,496	202,798	4,801
	Deferral Plan
Kathleen A. McEndy	Restricted Stock	—	—	—	—	—
	Deferral Plan
Edward J. Graham	Restricted Stock	—	—	934,257	—	1,796,867
	Deferral Plan

(1)	The amounts represent the market value of vested shares of previously restricted stock deferred by the NEOs calculated by multiplying the number of shares of deferred stock by the market value of the Company’s common stock as of December 31, 2015, which was $23.52.

(2)	The amounts represent dividends paid on the deferred common stock. These amounts are not reported in the Summary Compensation Table as they represent dividends earned on the deferred common stock, which dividends are payable on all outstanding shares of the Company’s common stock.

(3)	The amounts represent the market value of vested shares of previously restricted stock deferred by the NEO. The Company has, in previous years, disclosed the issuance of the restricted shares as compensation in the Summary Compensation Table for such year.

38 |	South Jersey Industries, Inc. - 2016 Proxy Statement

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2015 relating to equity compensation plans of the Company pursuant to which grants of restricted stock, options or other rights to acquire shares may be made from time to time.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($) (2)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a) (#)
Equity compensation plans approved by security holders (1)	311,226	—	—
Equity compensation plans not approved by security holders	—	—	—
Total Prior to 2015 Omnibus Equity Compensation Plan	311,226	—	—
Equity compensation plans approved by security holders (3)	7,575	—	2,391,455
Equity compensation plans not approved by security holders	—	—	—
Total 2015 Omnibus Equity Compensation Plan	7,575	—	2,391,455

(1)	These plans include those used to make awards of performance-based, restricted stock to the Company’s Officers and restricted stock to the Directors prior to the 2015 Omnibus Equity Compensation Plan.
(2)	Only restricted stock has been issued. The restricted stock is issuable for no additional consideration, and therefore, the shares are not included in the calculation of weighted average exercise price.
(3)	These plans include those used to make awards of performance -based and time-based restricted stock to the Company’s Officers and restricted stock to the Directors under the 2015 Omnibus Equity Compensation Plan.

Change in Control Agreements and Other Potential Post-Employment Payments

All Named Executive Officers are party to a Change in Control Agreement (“CIC Agreement”) that provides for severance benefits upon a termination following a change in control. A summary of the CIC Agreement terms are set below:

•	Severance is payable upon an involuntary termination without cause by the Company or resignation for good reason by the NEO following a change in control. No severance is payable upon an involuntary termination without a change in contol;
•	Severance equals two times (three times for the CEO) base salary and average annual incentive award for the three fiscal years immediately preceding the date of termination, along with the reimbursement of COBRA coverage costs for the applicable two or three year period, less the employee contribution rate; and
•	Accelerated vesting of all time based equity awards while performance based awards vest only to the extent provided in the award agreement evidencing the performance based award.

In addition to the CIC Agreements, all Named Executive Officers participate in the South Jersey Industries, Inc. Officer Severance Plan effective January 1, 2013 (the “Officer Severance Plan”) that provides for the following benefits upon an involuntary termination without cause by the Company or resignation for good reason by the NEO, absent a change in control:

•	A lump sum cash payment equal to one times annual base salary;
•	A monthly reimbursement of the COBRA premium cost for the NEOs and their dependents (where applicable) for 12 months, less the required employee contribution rate, provided that the NEOs are eligible for and timely elect COBRA continuation coverage; and
•	Accelerated vesting of all time-based equity awards while performance-based awards vest only to the extent provided in the award agreement evidencing the performance-based awards.

South Jersey Industries, Inc. - 2016 Proxy Statement	| 39

Executive Officers

Below is an estimate of the amounts payable to each NEO under the CIC Agreements and the Officer Severance Plan, assuming a termination of employment on December 31, 2015.

			Termination by the	Termination by the
		Termination	Officer for	Officer for
Executive Benefits		by the	Good Reason or by the	Good Reason or by the
and Payments		Company	Company without Cause	Company without Cause
Upon Termination	Retirement($)	for Cause ($)	following a CIC ($)	without a CIC ($)
Michael J. Renna
Cash Compensation	0	0	2,338,831	579,378
Equity Compensation	0	0	988,123	0
Stephen H. Clark
Cash Compensation	0	0	952,765	379,378
Equity Compensation	157,662	0	334,266	0
Jeffrey E. DuBois
Cash Compensation	0	0	1,211,158	419,378
Equity Compensation	260,695	0	546,698	0
Gina Merritt-Epps
Cash Compensation	0	0	963,055	360,338
Equity Compensation	0	0	375,473	0
Kathleen A. McEndy
Cash Compensation	0	0	868,526	324,940
Equity Compensation	0	0	329,469	0
Edward J. Graham*
Cash Compensation	n/a	n/a	n/a	n/a
Equity Compensation	n/a	n/a	n/a	n/a

Below is a description of the assumptions that were used in determining the payments in the tables above upon termination as of December 31, 2015:

Retirement

NEOs retire from the Company upon attaining both 55 years of age and 10 years of continuous service with the Company.

NEOs are entitled to pro-rated vesting of PBRS upon retirement, based on the applicable 3-year performance period and actual performance. NEOs are also entitled to pro-rated vesting of TBRS awards upon retirement, based on the applicable 3-year vesting period and actual performance. The amounts for Messrs. Clark and DuBois who are eligible for retirement, represent the pro-rated value of outstanding shares from the 2014 and 2015 PBRS awards based on target level performance, and the pro-rated value of the 2015 TBRS award based on actual performance. The 2013 PBRS awards will not payout and therefore are excluded.

*Mr. Graham retired from the position of Chairman and CEO effective April 30, 2015. In connection with his retirement, he was entitled to (i) a pro-rated payout of his 2015 annual incentive award in the amount of $53,184, (ii) his company automobile, phone, and computer, with an aggregate fair market value of $27,354 as set forth in the Summary Compensation Table, and (iii) a pro-rated payout of all outstanding shares of restricted stock, based on his service during the applicable performance period and the actual performance achieved. Assuming a pro-rated payout at target level for the 2014 and 2015 outstanding PBRS awards, a prorated payout at actual performance for the 2015 TBRS award and using the December 31, 2015 closing price of $23.52, the value of the outstanding restricted stock awards would be $507,149. The 2013 PBRS awards will not payout and therefore are excluded. Mr. Graham is also entitled to certain pension benefits as described under the Pension Benefits Table.

Change in Control (CIC)

A change in control shall generally mean any of the following: (1) consummation of a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not own 50 percent or more of the shares of the surviving corporation; (2) sale or other disposition of substantially all of the assets of the Company; (3) election to the Board of Directors of SJI a new majority different from the current slate, unless each such new director stands for election as a management nominee and is elected by shareholders immediately prior to the election of any such new majority; or (4) the acquisition by any person(s) of 30 percent or more of the stock of SJI having general voting rights in the election of directors.

40 |	South Jersey Industries, Inc. - 2016 Proxy Statement

Cash Compensation

Termination Following a Change in Control (Good Reason or Without Cause) – The CIC Agreements include a modified cutback if any payments under the agreements (including any other agreements) would otherwise constitute a parachute payment under Section 280G of the Code so that the payments will be limited to the greater of (i) the dollar amount which can be paid to the NEO without triggering an excise tax under Section 4999 of the Code or (ii) the greatest after-tax dollar amount after taking into account any excise tax incurred under Section 4999 of the Code with respect to such parachute payments. The only other payments that would be considered parachute payments upon a change in control is the acceleration of unvested restricted stock awards. Messrs. Renna and Clark and Ms. Meritt-Epps may be subject to a cutback under Section 280G of the Code pursuant to the above provision. Ms. McEndy may be subject to an excise tax under Section 4999 of the Code but would receive the greatest after-tax amount after paying any applicable excise tax and thus no cutback would apply. The 280G analysis does not reflect any allocation of payments that may be made with respect to applicable non-compete provisions, reasonable compensation or any ameliorative tax planning strategies.

Termination for Other than Cause or for Good Reason Without a Change in Control –The Company shall pay each NEO as severance pay an amount equal to 100 percent of the NEO’s base salary, along with COBRA reimbursement for the same 12-month period.

Equity Compensation

Retirement – NEOs are entitled to pro-rated vesting of PBRS upon retirement, based on the applicable 3-year performance period and actual performance. NEOs are also entitled to pro-rated vesting of TBRS awards upon retirement, based on the applicable 3-year vesting period and actual performance. The amounts for Messrs. Clark and DuBois who are eligible for retirement, represent the pro-rated value of outstanding shares from the 2014 and 2015 PBRS awards based on target level performance, and the pro-rated value of the 2015 TBRS award based on actual performance. The 2013 PBRS awards will not payout and therefore are excluded.

Change in Control – Upon a qualifying termination following a change in control, all unvested PBRS awards that are outstanding vest and pay at target level performance. TBRS awards that are outstanding will fully vest. A qualifying termination includes an involuntary termination without cause by the Company or a resignation for good reason by the NEO, each following a change in control. The amounts disclosed represent the value of outstanding 2014 and 2015 PBRS awards based on target level of performance and the value of 2015 TBRS awards. The 2013 PBRS awards will not payout and therefore are excluded.

Stock Price – Assumed to be $23.52 based on the closing price as of December 31, 2015.

South Jersey Industries, Inc. - 2016 Proxy Statement	| 41

FINANCIAL

Annual Report and Financial Information

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2015 accompanies this proxy statement. The Annual Report is not proxy-soliciting material or a communication by which any solicitation is made.

Upon written request of any person who on the record date for the Annual Meeting was a record owner of the Common Stock, or who represents in good faith that he or she was on that date a beneficial owner of such stock and is entitled to vote at the Annual Meeting, the Company will send to that person, without charge, a copy of its Annual Report on Form 10-K for 2015, as filed with the Securities and Exchange Commission. Requests for this report should be directed to Gina Merritt-Epps, Senior Vice President, General Counsel and Corporate Secretary, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

By Order of the Board of Directors,

Senior Vice President, General Counsel & Corporate Secretary

March 29, 2016

42 |	South Jersey Industries, Inc. - 2016 Proxy Statement

Please note the meeting location!

Directions to The Westin Mount Laurel
for the Annual Meeting of Shareholders

The Westin Mount Laurel, The Grand Ballroom
555 Fellowship Road, Mount Laurel, New Jersey

8:15 a.m. - doors will open to the public for continental breakfast
9:00 a.m. - meeting begins
10:00 a.m. - meeting adjourns

Admission to the Meeting:

Attendance at the Annual Meeting will be limited to shareholders as of the record date, their authorized representatives and guests of SJI. If you plan to attend the meeting in person, you will need an admission ticket and a valid government issued photo ID to enter the meeting. For shareholders of record, an admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, please bring your account statement as that will serve as your ticket.

From East

Follow the Atlantic City Expressway West to Exit 31,
New Jersey 73 toward Winslow/Blue Anchor.
Merge onto NJ 73 North.
Go through one roundabout.
Turn right onto Fellowship Road.
The hotel entrance is on the left.

From West

Follow New Jersey 73 South toward
the New Jersey Turnpike/Marlton/Berlin.
Turn right onto Fellowship Road.
The hotel entrance is on the left.

From Philadelphia Airport

Proceed on PA-291 East toward Valley Forge.
Continue on PA-291/Penrose Avenue.

Merge onto Penrose Avenue.
Take I-76 East toward Walt Whitman Bridge.

Take Exit 1B to I-295 North toward Trenton/New Jersey Turnpike.
Continue on Trenton/New Jersey Turnpike and take RT 73 South.
Turn right onto Fellowship Road.
The hotel entrance is on the left.

From Delaware (South)

Follow Interstate 295, which becomes the New Jersey Turnpike.
Take Exit 4, New Jersey 73 toward Camden / Philadelphia.
Merge onto NJ 73 North.
Turn right onto Fellowship Road.
The hotel entrance is on the left.

From North

Follow the New Jersey Turnpike South to Exit 4, New Jersey 73.
Turn right onto NJ 73 North.
Turn right onto Fellowship Road.
The hotel entrance is on the left.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 28, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
SOUTH JERSEY INDUSTRIES, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 28, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E00057-P74523	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SOUTH JERSEY INDUSTRIES, INC.
The Board of Directors recommends you vote FOR the following:

		For	Against	Abstain
1.	To elect ten Directors (term expiring 2017).
	1a. Sarah M. Barpoulis	☐	☐	☐

	1b. Thomas A. Bracken	☐	☐	☐
						For	Against	Abstain
	1c. Keith S. Campbell	☐	☐	☐

2. To hold an advisory vote to approve executive compensation.

3. To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2016.

4. To transact other business that may properly come before the meeting.

						☐	☐	☐

	1d. Sheila Hartnett-Devlin	☐	☐	☐
						☐	☐	☐
	1e. Victor A. Fortkiewicz	☐	☐	☐

	1f. Walter M. Higgins III	☐	☐	☐

	1g. Sunita Holzer	☐	☐	☐

	1h. Joseph H. Petrowski	☐	☐	☐

	1i. Michael J. Renna	☐	☐	☐

	1j. Frank L. Sims	☐	☐	☐

Please indicate if you plan to attend this meeting		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Admission Ticket

2016 Annual Meeting

Friday, April 29, 2016 at 9:00 AM Eastern Time

The Westin Mount Laurel

The Grand Ballroom

555 Fellowship Road, Mount Laurel, NJ 08054

The top portion of this proxy card is your admission ticket for entry into the Annual Meeting of Shareholders.

Directions:

From the East: Follow the Atlantic City Expressway West to Exit 31, New Jersey 73 toward Winslow/Blue Anchor. Merge onto NJ 73

North. Go through one roundabout. Turn right onto Fellowship Road. The hotel entrance is on the left.

From the West: Follow New Jersey 73 South toward the New Jersey Turnpike/Marlton/Berlin. Turn right onto Fellowship Road. The hotel entrance is on the left.

From the Philadelphia Airport: Proceed on PA-291 East toward Valley Forge. Continue on PA-291/Penrose Avenue. Merge onto Penrose Avenue. Take I-76 East toward the Walt Whitman Bridge. Take Exit 1B to I-295 North toward Trenton/New Jersey Turnpike. Continue on Trenton/New Jersey Turnpike and take 73 South. Turn right onto Fellowship Road. The hotel entrance is on the left.

From Delaware (South): Follow interstate 295, which becomes the New Jersey Turnpike. Take Exit 4 New Jersey 73 toward

Camden/Philadelphia. Merge onto NJ 73 North. Turn right onto Fellowship Road. The hotel entrance is on the left.

From the North: Follow the New Jersey Turnpike South to Exit 4, New Jersey 73. Turn right onto NJ 73 North. Turn right onto

Fellowship Road. The hotel entrance is on the left.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E00058-P74523

SOUTH JERSEY INDUSTRIES, INC.

Annual Meeting of Shareholders

April 29, 2016 9:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael J. Renna and Gina Merritt-Epps, Esq., or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SOUTH JERSEY INDUSTRIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Eastern Time on Friday, April 29, 2016, at The Westin Mount Laurel, The Grand Ballroom, 555 Fellowship Road, Mount Laurel, NJ 08054, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side